Exhibit 10.2

The Dow Chemical Company
Retiree Life Insurance Plans
for Salaried Retirees and Retirees of Certain
Hourly Groups

Summary Plan Description for

Retiree Company-Paid Life Insurance Plan
Retiree Optional Life Insurance Plan
Retiree Dependent Life Insurance Plan

APPLICABLE TO EMPLOYEES
HIRED BEFORE JANUARY 1, 2008

Amended and Restated
Effective January 1, 2013 and thereafter until superseded

This Summary Plan Description (SPD) is updated from time to time on the Dow Intranet and supersedes all prior versions of this SPD.

Copies of updated SPDs can be found at the Dow Friends website or by requesting a copy from the Retiree Service Center, Employee Development Center, Midland, MI 48674, telephone 800-344-0661 or 989-636-0977. Summaries of modifications may also be published from time to time.

(includes Michigan Hourly Retiree Optional Life Group)

Content Steward: Dombek
January 1, 2013
Literature #318-60516

Exhibit 10.2

Overview
This is the Summary Plan Description (“SPD”) for the following three life insurance benefit plans available to eligible Retirees and their families: Retiree Company-Paid Life Insurance Plan, Retiree Optional Life Insurance Plan and Retiree Dependent Life Insurance Plan (hereafter collectively referred to as the “Plans” or individually as “Plan”).
Each of the Plans is sponsored and administered by The Dow Chemical Company and provides group term life insurance underwritten by Metropolitan Life Insurance Company (“MetLife”). Different eligibility and coverage levels apply depending on whether you are a Retired Salaried Employee or a Retired Hourly Employee (and depending on which Hourly group you were in). Special rules also apply for Retired Split Dollar Participants, Post-65 Executive Life Participants and Disability Retirees.
This SPD is separated into four different chapters and several appendices:

•
Chapter One – a description of The Dow Chemical Company Group Life Insurance Program’s Retiree Company-Paid Life Insurance Plan (“Retiree Company-Paid Life Insurance Plan”), part of The Dow Chemical Company Group Life Insurance Program (ERISA Plan #507).

•
Chapter Two – a description of The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program’s Retiree Optional Life Insurance Plan (“Retiree Optional Life Insurance Plan”), part of The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (ERISA Plan #515).

•
Chapter Three – a description of The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program’s Retiree Dependent Life Insurance Plan (“Retiree Dependent Life Insurance Plan”), part of The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (ERISA Plan #515).

•	Chapter Four – general information applicable to each of the Plans

•	Claims Procedures Appendix

•	Definitions Appendix (Glossary of terms used throughout this SPD)
This SPD contains important information about your benefits under the Plans. However, it does not contain all of the information. Further information can be found in the applicable Plan Document for the Program of which the Plan is a component. You may request a copy of the applicable Plan Document from the Plan Administrator.

The Dow Chemical Company reserves the right to amend, modify or terminate the Plans (and any of the plans or programs of which the Plans are a part) at any time in its sole discretion.

This SPD and the Plans do not constitute a contract of employment.
Capitalized words in this SPD are defined either in the Plan Document for the Program, or in the Definitions Appendix. A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.
References to “Dow” and “Participating Employers” are used interchangeably, and both refer collectively to The Dow Chemical Company and the subsidiaries and affiliates of The Dow Chemical Company that are authorized to participate in the Plans. The “Company” means The Dow Chemical Company.

Exhibit 10.2

Chapter One: The Retiree Company-Paid Life Insurance Plan
Chapter One of the SPD describes The Retiree Company-Paid Life Insurance Plan (referred to in this chapter of the SPD as the “Plan”):

•	Section 1 applies to Retired Salaried Employees and Certain Retired Hourly Employees

•	Section 2 applies to Retired Michigan Operations Hourly Employees

•	Section 3 applies to Retired Texas Operations Hourly Employees who retired prior to January 1, 2003

•	Section 4 applies to Retired Hampshire Waterloo Hourly Employees who retired during a specified period

•	Section 5 applies to Retired Hampshire Owensboro and Nashua Hourly Employees who retired during a specified period

•	Section 6 applies to Disability Retirees

•	Section 7 applies to Retired Split Dollar Participants

•	Section 8 applies to Post-65 Executive Life Insurance Participants

•	Section 9 applies to Certain Union Carbide Retirees who retired prior to February 7, 2003

•	Section 10 applies to Retired Employees of Dow AgroSciences LLC who retired prior to January 1, 2006

•	Section 11 applies to post January 22, 2007 acquisition new hires

•	The remaining sections of Chapter One apply to all persons eligible for coverage under the Plan
As of January 1, 2005, the following plans of The Dow Chemical Company Group Life Insurance Program were merged into the Plan:

•	Michigan Hourly Retiree Company-Paid Life Insurance Plan;

•	Texas Operations Hourly Basic Life Insurance Plan;

•	Hampshire Hourly Retiree Company-Paid Life Insurance Plan;

•	Hampshire Chemical Corporation Hourly Retiree Company-Paid Life Insurance Plan for Retirees Who Retired Between March 1, 1988 and January 1, 1999;

•	Hampshire Chemical Corporation Hourly Retiree Company-Paid Life Insurance Plan (Waterloo);

•	ANGUS Hourly Retiree Company-Paid Life Insurance Plan.
The plans listed above no longer exist as separate plans, but are now a part of the Plan. Effective December 31, 2005, the Dow AgroSciences LLC Life Insurance Plan was terminated, and the retiree company-paid life insurance portion of that plan was incorporated into the Plan for those who retired prior to January 1, 2006.
Section 1. Retired Salaried Employees and Certain Retired Hourly Employees
Eligibility
Section 1 of Chapter One of this SPD does NOT apply to:

•	Former Employees who were hired or re-hired on or after January 1, 2008[1];

[1]
An Employee's earliest hire date with a Participating Employer will be recognized by the Program, provided there are no breaks in service outside the group of Participating Employers. If your employment with a Participating Employer terminated prior to January 1, 2008 (referred to as your “pre-January 1, 2008 termination date”), and you are subsequently re-hired by a Participating Employer, your first hire-date will be recognized by the Plan only if (1) you become a participant of the DEPP component of the Dow Employees' Pension Plan or the UCEPP component of the Union Carbide Employees' Pension Plan after your re-hire date, or (2) you were eligible for coverage under a retiree life insurance plan under the Program as of your pre-January 1, 2008 termination date because you were a Retiree.

Exhibit 10.2

•
Former Employees who are eligible for any kind of life insurance coverage available to active employees of a Participating Employer, other than accidental death and dismemberment, business travel or occupational accident insurance, are not eligible under this Plan while they are covered under the active employee coverage;

•	Hourly Employees who retired from Michigan Operations prior to January 1, 2008;

•	Hampshire Hourly Employees who retired from the Waterloo, NY facility on or after March 1, 1988 through December 31, 1999;

•	Hampshire Hourly Employees who retired from the Owensboro, KY or Nashua, NH facilities on or after March 1, 1988 through December 31, 1998;

•	Texas Operations Employees who retired prior to January 1, 2003

•	Retired Split Dollar Participants;

•	Post-65 Executive Life Insurance Participants; and

•	Union Carbide Employees who retired prior to February 7, 2003;

•	Dow AgroSciences Employees who retired prior to January 1, 2006;

•	Agrigenetics Inc. d/b/a Mycogen Seeds employees who retired prior to January 1, 2011;

•
Individuals who were employed by a subsidiary, joint venture, or any other business entity or affiliate that was acquired by, formed by, merged with, or created by the Company on or after January 1, 2008, except as provided in footnote 1;

•	Poly-Carb Inc. and GNS Employees who retire are not eligible for this Plan;

•
Former Employees who terminated employment from a Participating Employer (other than Americas Styrenics) and were subsequently hired by Americas Styrenics who did not have the required amount of Service to be eligible for the Plan at the time of termination of employment from such Participating Employer;

•
Former Employees of Americas Styrenics who retire from Americas Styrenics, unless they terminated employment from a Participating Employer prior to working for Americas Styrenics and met the age and service requirements of the Plan when they terminated employment from such Participating Employer.

•	Individuals who are eligible to participant in the Rohm and Haas Company Retirement Plan.

•	Individuals who are eligible to participate in the Morton International, Inc. Pension Plan for Collectively Bargained Employees.
Except for those populations identified above, if you are a Retiree who, on the day preceding your Retirement, was enrolled for coverage under a Company-Paid Life Insurance Plan offered under The Dow Chemical Company Group Life Insurance Program, you are eligible for the coverage described below in Coverage Amounts for Eligible Salaried and Hourly Retirees. In order to be a “Retiree”, you must meet the definition of “Retiree” under the Plan.
Enrollment
Upon Retirement, you may complete an enrollment form or complete enrollment through the Dow Benefits website on My HR Connection or on dowbenefits.ehr.com, with coverage effective immediately. Failure to enroll for coverage within 31 days of your Retirement will result in automatic enrollment in pre-age 65 coverage, and Plan Option I at age 65.

Exhibit 10.2

Note: At a later date, you may decrease your coverage option by switching from Plan Option I to Plan Option II; however, you will not be permitted to upgrade your coverage by switching from Plan Option II to Plan Option I, even with a statement of health.
You may waive coverage. If you want to waive coverage, you must provide written notification to North America Benefits. If you waive coverage, either before or after age 65, you waive coverage permanently. You may not re-enroll at any time in the future.
Coverage Amounts for Eligible Salaried and Hourly Retirees
Coverage Prior to Age 65
Until you reach age 65, you will be provided with coverage equal to one times (1x) your base annual salary at time of Retirement,2 rounded up to the next $1,000, plus $5,000. Currently, the Company pays the cost of this coverage.
Coverage Age 65 or older
There are two plan options available to Retirees age 65 and older. Plan Option I requires a monthly Retiree contribution. Currently, Plan Option II is provided at no cost to you.
Plan Option I: Beginning on the first day of the month following your 65th birthday, your life insurance will equal 1x your base annual salary at time of Retirement (a special rule for Retirees from Americas Styrenics is in footnote 2), rounded up to the next $1,000. At age 66, your coverage amount is reduced 20 percent (of the original amount) each year until age 68. At age 68 and beyond, your coverage amount is equal to one-half your base annual salary, with minimum coverage of $10,000. The following chart summarizes the insurance coverage for Retirees electing Plan Option I:

Age	Coverage Amount
65	1x base annual salary ($10,000 minimum)
66	80% of benefit at age 65 ($10,000 minimum)
67	60% of benefit at age 65 ($10,000 minimum)
68+	50% of benefit at age 65 ($10,000 minimum)

Plan Option II: Beginning on the first day of the month following your 65th birthday, your life insurance will equal 1x your base annual salary at time of Retirement (a special rule for Retirees from Americas Styrenics is in footnote 2), rounded up to the next $1,000. At age 66, your coverage amount is reduced 20 percent (of the original amount) each year until you reach age 70. At age 70 and beyond, Dow will provide coverage of $5,000. The following chart summarizes the insurance coverage for Retirees electing Plan Option II.

[2]
In general, your coverage amounts are based on your base annual salary at the time of your Retirement. However, if you Retire from Americas Styrenics (and you met the eligibility requirements for this Plan at the time you left your prior Participating Employer), the applicable salary for determining your coverage is your salary at the time you left your prior Participating Employer. For example, assume that you worked for The Dow Chemical Company immediately prior to beginning employment with Americas Styrenics, and your base annual salary was $45,000 at The Dow Chemical Company immediately before you left. The salary that the Plan will use to determine your coverage will be the $45,000 base annual salary at the time you left The Dow Chemical Company, not your salary at Americas Styrenics.

Exhibit 10.2

Age	Coverage Amount
65	1x base salary ($5,000 minimum)
66	80% of benefit at age 65 ($5,000 minimum)
67	60% of benefit at age 65 ($5,000 minimum)
68	40% of benefit at age 65 ($5,000 minimum)
69	20% of benefit at age 65 ($5,000 minimum)
70+	$5,000

Cost of Coverage
Currently, Retiree Company-Paid Life Insurance coverage before age 65 is provided at no cost to you.
For post-age-65 coverage, the cost is determined as follows:

•
Plan Option I: You share the cost of coverage with Dow. Your cost is based on a rate per $1,000 of coverage and is subject to change based on plan experience. Your premium payment is deducted, post-tax, from your monthly pension check. Premiums may vary from year to year. Premium information is communicated in the annual U.S. Retiree Benefits Enrollment Booklet, and periodically in DowFriends. If you elect not to have your premium deducted from your pension check, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be canceled.

•	Plan Option II: Currently, coverage is provided at no cost to you.

Section 2. Retired Michigan Operations Hourly Employees
Eligibility
If you were hired on or after January 1, 2008, you are not eligible for coverage. If you were hired prior to January 1, 2008, you are eligible for the coverage described in this Section 2 if you:

•
Are a Retired Michigan Operations Hourly Employee who Retired on or after June 1, 1990 but before January 1, 2008, and you were covered under the Company-Paid Life Insurance Plan on the day preceding your Retirement; or

•
Were a disabled Michigan Operations Hourly Employee who was receiving a disability benefit under the Dow Long Term Disability Program or under the Michigan Division Contract Disability Plan on January 1, 2008, and you Retired after that date without returning to active work, and you were covered under the Company-Paid Life Insurance Plan on the day preceding your Retirement

Coverage Amounts for Eligible Midland/Ludington Hourly Retirees
Prior to Age 65
Until you reach age 65, you will be provided with coverage equal to the amount of coverage you had as an active Hourly Employee under the Company-Paid Life Insurance on the day preceding the date of your Retirement.

Exhibit 10.2

Age 65 or older
On or after your 65th birthday, your Retiree Company-Paid Life Insurance benefits will be determined by applying the appropriate percentage from the following table to the amount of your Retiree Company-Paid Life Insurance in effect on the date preceding your 65th birthday, with a minimum of $5,000.

Age	Coverage Amount
65	½ x annual pay at time of Retirement ($5,000 minimum)
66	80% of benefit at age 65 ($5,000 minimum)
67	60% of benefit at age 65 ($5,000 minimum)
68	40% of benefit at age 65 ($5,000 minimum)
69	20% of benefit at age 65 ($5,000 minimum)
70+	$5,000

Cost of Coverage
Currently, the Company pays the cost of this coverage.
Section 3. Retired Texas Operations Employees
Texas Operations Hourly Employees who Retired prior to January 1, 2003, and had Non-Contributory coverage under The Dow Chemical Company Texas Operations Hourly Optional Life Insurance Program are eligible for $10,000 of coverage until age 65. Coverage is reduced to $5,000 at age 65. Currently, the Company pays the cost of this coverage.
Section 4. Retired Hampshire Waterloo Hourly Employees
If you retired from Hampshire Chemical Corp. between March 1, 1988, and January 1, 2000, at age 62 or older and were, while an active employee, represented by the United Steelworkers of America AFL-CIO Local Union #7110, a bargaining unit of Hampshire Chemical Corp.'s Waterloo, NY facility, you are eligible for $5,000 of coverage. Currently, the Company pays the cost of this coverage.
Section 5. Retired Hampshire Owensboro and Nashua Hourly Employees
Eligibility
If you Retired from Hampshire Chemical Corp. between March 1, 1988, and January 1, 1999, and had five or more years of service with W.R. Grace Company and/or Hampshire Chemical Corp. and were represented while an active employee by either the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers (AFL-CIO) Local Lodge 727 (a bargaining unit at Hampshire Chemical Corp.'s Owensboro, Kentucky facility) or the International Chemical Workers Union Council/UFCW, Local No. 952-C (a bargaining unit at Hampshire Chemical Corp.'s Nashua, New Hampshire facility), you are eligible for the coverage described below in Coverage Amounts for Eligible Hampshire Owensboro and Nashua Hourly Retirees.

Exhibit 10.2

Coverage Amounts for Eligible Hampshire Owensboro and Nashua Hourly Retirees.
If you are an eligible Retiree who was represented by the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers (AFL-CIO) Local Lodge 727 (a bargaining unit at Hampshire Chemical Corp.'s Owensboro, Kentucky facility) while you were an active Employee, your coverage is $6,000.
If you are an eligible Retiree who was represented by the International Chemical Workers Union Council/UFCW, Local No. 952-C (a bargaining unit at Hampshire Chemical Corp.'s Nashua, New Hampshire facility) while you were an active Employee, your coverage is $5,000.
Cost of Coverage
Currently, the Company pays the cost of this coverage.
Section 6. Disability Retirees
If you were hired on or after January 1, 2008, you are not eligible for coverage.3 If you were hired before January 1, 2008:

•	You are eligible for the coverage described in “Coverage Amounts for Disability Retirees” below, if:

•
You are receiving a “disability retirement benefit” from the DEPP component of the Dow Employees' Pension Plan (“DEPP”) (as “disability retirement benefit” is defined therein), you are not a former Texas Operations Hourly Employee who retired prior to January 1, 2003, and you were covered under The Dow Chemical Company Company-Paid Life and/or Employee-Paid Life Insurance Plans on the day preceding your Retirement; or

•
You are receiving disability retirement payments from the UCEPP component of the Union Carbide Employees' Pension Plan (“UCEPP”), you retired on or after February 7, 2003, and you were covered under The Dow Chemical Company Company-Paid Life and/or Employee-Paid Life Insurance Plans on the day preceding your Retirement;

•
You are eligible for the coverage described in “Coverage Amounts for Texas Operations Hourly Disability Retirees” below if you are a former Texas Operations Hourly Employee who retired prior to January 1, 2003 receiving a “disability retirement benefit” from the DEPP component of the Dow Employees' Pension Plan (“DEPP”) (as “disability retirement benefit” is defined therein) and you were covered under the Texas Operations Hourly Contributory Optional Life Insurance Plan on the day preceding your Retirement.

Coverage Amounts for Disability Retirees
Pre-65 coverage. If you are a Retiree who is receiving a “disability retirement benefit” from the DEPP or UCEPP (as “disability retirement benefit” is defined therein), you will be provided with Retiree Company-Paid Life coverage equal to the coverage you had as an active employee. Until age 65, additional coverage equal to ½x or 1x your base annual pay at time of Retirement (a special rule for Retirees from Americas Styrenics is in footnote 2), rounded up to the next $1,000, is provided if you were previously enrolled for at least that amount of Employee-Paid Life coverage as an active employee. Coverage is contingent on you continuing to meet the requirements to receive disability

[3]	See footnote 1, above, for rules that apply for re-hires and individuals who worked for more than one Dow affiliate.

Exhibit 10.2

retirement benefits from DEPP or UCEPP, whichever is applicable. If your DEPP disability retirement effective date is prior to January 1, 2006 (or your UCEPP disability retirement effective date is on or after February 7, 2003 and prior to January 1, 2006), this additional coverage is currently provided at no cost to you.
Age 65 and older. If you are: (1) a disability retiree under DEPP or UCEPP, and (2) your DEPP disability retirement effective date is prior to January 1, 2006 (or your UCEPP disability retirement effective date is on or after February 7, 2003 and prior to January 1, 2006), and (3) you are not a Texas Operations Hourly Employee who began receiving disability retirement from DEPP prior to January 1, 2003, and (4) you were covered under the Dow Company-Paid Life Insurance Plan on the day preceding your Retirement, then you are covered under Plan Option I if you enrolled for Option I at time of Retirement. Coverage is contingent on you continuing to meet the requirements to receive disability retirement benefits from DEPP or UCEPP. Currently, this coverage is provided at no cost to you.
Coverage Amounts for Texas Operations Hourly Disability Retirees
Retired Prior to January 1, 1997
If you are a former Texas Operations Hourly Employee who retired prior to January 1, 1997 while receiving a “disability retirement benefit” from the DEPP component of the Dow Employees' Pension Plan (“DEPP”), as defined under DEPP, and you were covered under the Texas Operations Hourly Contributory Optional Life Insurance Plan coverage on the day preceding your Retirement, you are eligible for coverage.
Pre-65 coverage. Coverage equal to the amount of coverage you had as an active employee under the Texas Operations Hourly Contributory Optional Life Insurance Plan is provided until the first day of the month following your 65th birthday.
Age 65 and older. If prior to age 65 your coverage amount was equal to or greater than $30,000, coverage will be $25,000 beginning on the first day of the month following your 65th birthday. The amount of coverage is reduced each year with the minimum amount at age 68 of $10,000. Once coverage is waived or terminated, it cannot be reinstated.

Age 65	$25,000
Age 66	$20,000
Age 67	$15,000
Age 68 & After	$10,000
If prior to age 65 your coverage amount was less than $30,000, you are not eligible for post-65 coverage.
Retired on or after January 1, 1997 and prior to January 1, 2003
If you are a former Texas Operations Hourly Employee who retired on or after January 1, 1997 and before January 1, 2003, you are receiving a “disability retirement benefit” from the DEPP component of the Dow Employees' Pension Plan (“DEPP”) (as “disability retirement benefit” is defined therein), and you were covered under the Texas Operations Hourly Contributory Optional Life Insurance Plan coverage on the day preceding your Retirement, then you are eligible for coverage.
Pre-65 coverage. Coverage was provided in increments of $10,000, subject to a minimum of $10,000 and a maximum of either $60,000, or one-half the amount of Optional Contributory coverage in effect on the day preceding Retirement, whichever is less. Once coverage is waived or terminated, it cannot be reinstated.

Exhibit 10.2

Age 65 and older. If prior to age 65, your coverage amount was equal to or greater than $30,000 coverage will be $25,000 beginning on the first day of the month following your 65th birthday. The amount of coverage is reduced each year with the minimum amount at age 68 of $10,000. Once coverage is waived or terminated, it cannot be reinstated.

Age 65	$25,000
Age 66	$20,000
Age 67	$15,000
Age 68 & After	$10,000
If prior to age 65 your coverage amount was less than $30,000, you are not eligible for post-65 coverage.
Section 7. Retired Split Dollar Participants
A “Retired Split Dollar Participant” is eligible for the coverage described below in Coverage Amount for Eligible Split Dollar Retirees. A “Retired Split Dollar Participant” is defined as a person who meets one of the following requirements:

(i)
A person who: (a) was a Retiree on or before September 30, 2003, and (b) was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on or before September 30, 2003, and (c) signed a waiver of all his or her rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between him or her and The Dow Chemical Company; or

(ii)
A person who: (a) was a Retiree on or before October 31, 2003, and (b) was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2003, and (c) for whom the Agreement and Collateral Assignment between him or her and Union Carbide Corporation was terminated on or about October 31, 2003, and (d) whose coverage level under the Union Carbide Executive Life Insurance Plan just prior to termination of the Agreement and Collateral Assignment was two times his or her annual salary, for which he or she had to pay a premium; or

(iii)
A person who: (a) was an active Employee on September 30, 2002, and (b) was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and (c) signed a waiver of all his or her rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between him or her and The Dow Chemical Company, and (d) on the day preceding his or her Retirement, was covered under the Company-Paid Life Insurance Plan component of The Dow Chemical Company Group Life Insurance Program that is available to active Employees, and (e) is now a Retiree; or

(iv)
A person who: (a) was an active Employee on or before October 31, 2002, and (b) was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and (c) for whom the Agreement and Collateral Assignment between him or her and Union Carbide Corporation was terminated on or about October 31, 2002, and (d) on the day preceding his or her Retirement, was covered under the Company-Paid Life Insurance Plan component of The Dow Chemical Company Group Life Insurance Program that is available to active Employees, and (e) is now a Retiree; or

(v)
A person who: (a) was an active Employee on October 31, 2003, and (b) was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2003, and (c) for whom the Agreement and Collateral Assignment between him or her and Union Carbide Corporation was terminated on or about October 31, 2003, and (d) whose coverage level under the Union Carbide Executive Life Insurance Plan just prior to termination of the Agreement and Collateral Assignment was two times his or her annual salary, for which he or she had to pay a premium, and (e) on the day preceding his or her Retirement, was covered under the Company-Paid Life Insurance Plan component of The Dow Chemical Company Group Life Insurance Program that is available to active Employees, and (f) is now a Retiree; or

Exhibit 10.2

(vi)
A person who: (a) was a Retiree on or before October 31, 2003, and (b) was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2005, and (c) for whom the Agreement and Collateral Assignment between him or her and Union Carbide Corporation was terminated on or about October 31, 2005, and (d) whose coverage level under the Union Carbide Executive Life Insurance Plan just prior to termination of the Agreement and Collateral Assignment was two times his or her annual salary, for which he or she had to pay a premium, or

(vii)
A person who is not described in (vi) above, and (a) was a Retiree on or before October 31, 2003, and (b) was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2005, and (c) for whom the Agreement and Collateral Assignment between him or her and Union Carbide Corporation was terminated on or about October 31, 2005.

Enrollment
Retired Split Dollar Participants who were active Employees at the time their split dollar agreement was terminated are required to submit an enrollment form at the time they Retire. Failure to return the form within 31 days of Retirement will result in automatic enrollment at the same coverage level you had as an active Employee under Company-Paid Life Insurance (1x coverage).
Coverage Amount for Eligible Split Dollar Retirees
Except for a person described in paragraph (vii) above, a Retired Split Dollar Participant has 1 times (1x) his or her final annual salary at the time of Retirement, which continues until the participant's death.
With respect to a Retired Split Dollar Participant described in paragraph (vii) above, if the Retired Split Dollar Participant's coverage under the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2005 was:

•	1 times his or her final annual salary at Union Carbide, the amount of coverage under the Plan shall equal 1 times the participant's final annual salary at Union Carbide.

•	40 percent of his or her final annual salary at Union Carbide, the amount of coverage under the Plan shall equal 40 percent of the participant's final annual salary at Union Carbide.

•	2 times his or her final annual salary at Union Carbide, the amount of coverage under the Plan shall equal 2 times the participant's final annual salary at Union Carbide.
If the Retired Split Dollar Participant elects to waive coverage under the Plan, he or she will not be allowed to re-enroll in the future.
Cost of Coverage
Currently, the Company pays the cost of this coverage.
Section 8. Post-65 Executive Life Insurance Participants
A “Post-65 Executive Life Insurance Participant” is a person who was notified prior to 1989 of their eligibility for Post-65 Executive Life Insurance, who subsequently retired and completed a Post-65 Executive Life Insurance election form, and did not later enroll in The Dow Chemical Company Executive Split Dollar Life Insurance Plan.

Exhibit 10.2

Enrollment
Post-65 Executive Life Insurance Coverage is closed to new enrollments.
Coverage Amount for Post-65 Executive Life Insurance Participants
Effective with their 65th birthday, a Post-65 Executive Life Insurance Participant has coverage equal to two times (2x) their final pay; provided that the total amount of coverage will not exceed $2 million. This coverage will continue until death, as long as the required premiums are paid.
Cost
Currently, the cost of this coverage is shared by the Retiree and the Company. The Retiree's monthly contribution, which is based on 1x of coverage, currently is $1.62 per thousand dollars of coverage. Premiums are subject to change. If your premiums are not automatically deducted from payments from the Dow Employees' Pension Plan (“DEPP”), you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be canceled.
End of Coverage
You will retain a one-time option to discontinue coverage under this program and obtain coverage applicable to a Retiree of like age under the Retiree Company-Paid Life Insurance Plan described under Section 1. However, there will be no refund of premiums paid under the Post-65 Executive Life Insurance Program.
Section 9. Retired Union Carbide Employees
If you Retired prior to February 7, 2003, you are covered under The Dow Chemical Company Group Life Insurance Program's Union Carbide Subsidiary Basic Life Insurance Plan. You are not eligible for coverage under The Dow Chemical Company Group Life Insurance Program's Company-Paid Life Insurance Plan.
Section 10. Retired Dow AgroSciences Employees
If you retired prior to January 1, 2006 under the Dow AgroSciences Pension Plan, you are eligible for coverage equal to one times (1x) your annual base salary at time of your retirement, rounded up to the next $1,000, until you reach age 66. At age 66, coverage will decrease 20% each year (of the age 65 amount) until you either reach age 70 or until the coverage amount is reduced to $10,000, whichever occurs first. Currently, the Company pays the cost of this coverage. Coverage for Retired Dow AgroSciences Employees under this section is closed to new enrollments.
Section 11. General Eligibility Information
Additional special eligibility rules may apply for certain retiree populations (for example, as a result of mergers and acquisitions or other unusual situations). These special rules are in the Plan Document, which you may request from the Plan Administrator.

Exhibit 10.2

The applicable Claims Administrator determines eligibility to participate in the Plan. The Claims Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determinations by the Claims Administrator are final and binding on Participants.
If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan or have been told that you are not, you must follow the procedures described in the Claims Procedures Appendix.
You may waive coverage. If you want to waive coverage, you must provide written notification to North America Benefits. If you waive coverage, you waive all future rights to re-enroll for coverage.
Section 12. Reporting Imputed Income
Except for Retired Split Dollar Participants and Post-65 Executive Life Insurance Participants, current Internal Revenue Code rules permit the cost for the first $50,000 of Plan coverage to be excluded from taxable income. Any imputed income resulting from your life insurance coverage will be reported to the IRS along with your annual pension income information. The imputed income is determined based on a Uniform Premium Table established by the federal government.
If you are a retired Michigan Operations Hourly Employee who retired prior to January 1, 2008, the cost of your combined Company-Paid Life and Employee-Paid Life in excess of $50,000 is taxable income and is determined based on the Uniform Premium Table established by the federal government.
If your Retiree Company-Paid Life coverage exceeds $50,000, and you want to decrease the amount of your coverage to $50,000, you may elect to do so by contacting the Retiree Service Center. The age 65 and older reduction factors will be applied to the $50,000 amount, instead of the original Retiree Company-Paid Life amount. Once coverage is reduced, it may not be reinstated.
Section 13. Naming Your Beneficiary
If you did not register your beneficiary information with MetLife at www.MetLife.com/MyBenefits, or by mailing the appropriate beneficiary form to the MetLife Recordkeeping Center while an active employee, you must do so upon your retirement. MetLife became the record keeper for Retiree Life Insurance beneficiary designations effective June 1, 2008. Beneficiary information previously recorded at the Dow Benefits Center was not transferred to MetLife.
If you do not name a beneficiary, your Retiree Company-Paid Life Insurance benefit will be paid to the person you designated under the Company-Paid Life Insurance Plan. If you do not name a beneficiary and you did not designate a beneficiary under the active employee Company-Paid Life Insurance Plan, MetLife may determine the beneficiary to be one or more of the following who survive you:

•	Your Spouse or Domestic Partner;

•	Your child(ren);

•	Your parent(s);

•	Your sibling(s).
Alternatively, instead of making payment to any of the above, MetLife may pay your estate. Your failure to designate a beneficiary may delay the payment of funds.
If you wish to change your beneficiary designation, or need to register for the first time, you can do so via the Internet at www.MetLife.com/MyBenefits or www.dowfriends.com. If you prefer, you can request forms by calling MetLife Customer Service toll-free at (866) 492-6983, Monday through Friday, from 8:00 am to 11:00 pm (ET). A life event (such as marriage/domestic partnership, divorce/ termination of domestic partnership, etc.) may signal a need to change your beneficiary.

Exhibit 10.2

Section 14. Benefit Payment
In the event of your death, your beneficiary should contact the Retiree Service Center. The beneficiary on record must complete and sign a claim form to receive benefits. A certified death certificate that states the cause of death must be provided to MetLife in order to disburse the life insurance proceeds. See Claims Procedures Appendix of this SPD. Contact the Retiree Service Center at 800-344-0661.
Section 15. Accelerated Benefit Option (ABO)
Under the Accelerated Benefit Option (“ABO”), if you have been diagnosed as terminally ill with 12 months or less to live,4 you may be eligible to receive up to 80% of your Retiree Company-Paid Life Insurance and Retiree Optional Life Insurance benefits before your death if certain requirements are met. Having access to life proceeds at this important time could help ease financial and emotional burdens. In order to apply for the ABO, you must be covered for at least $10,000 from your Retiree Company-Paid Life Insurance and/or Retiree Optional Life Insurance. You may receive an accelerated benefit of up to 80 percent (with a minimum of $5,000 and up to a maximum of $500,000) of your Retiree Company-Paid Life Insurance and/or Retiree Optional Life Insurance benefit. The accelerated benefit is payable in a lump sum and can be elected only once for each eligible coverage. Any death benefit will be reduced by the amount of any accelerated benefit paid. Accelerated benefits are not permitted if you have assigned your life insurance benefit to another individual or to a trust.
The ABO is intended to qualify for favorable tax treatment under the Internal Revenue Code such that the benefits will be excludable from your income and not subject to federal taxation. Payment of the accelerated benefit will be subject to state taxes and regulations. Tax laws relating to accelerated benefits are complex. You are advised to consult with a qualified tax advisor.
Receipt of accelerated benefits may affect your eligibility, or that of your spouse/domestic partner or your family, for public assistance programs such as medical assistance (Medicaid), Aid to Families and Dependent Children (AFDC), Supplemental Security Income (SSI), and drug assistance programs. You are advised to consult with social services agencies concerning the effect receipt of accelerated benefits may have on public assistance eligibility for you, your spouse/domestic partner, or your family. In the event your life insurance coverage ends or is reduced in the future, the amount of coverage you may be eligible to convert or port will be reduced by the amount of the accelerated benefit received.
If you would like to apply for the Accelerated Benefit Option, a claim form can be obtained from the Retiree Service Center at 800-344-0661 and must be completed and returned for evaluation and approval by MetLife.
Section 16. Funding
The Plan is funded by an insurance policy underwritten by Metropolitan Life Insurance Company (“MetLife”).
Except for Plan Option I and in certain other cases indicated above (e.g. Post-65 Executive Life Insurance), the Participating Employers currently pay the entire cost of the Plan. For Plan Option I, the Retiree and the Participating

[4]	For Texas residents, the requirement is 24 months or less to live.

Exhibit 10.2

Employer share the cost. The insurance carrier underwriting the Plans may combine the experience for the policy with other policies held by Dow. This means that the costs of these coverages may be determined on a combined basis, and the costs accumulated from year to year. Favorable experience under one or more coverages in a particular year may offset unfavorable experience on other coverages in the same year or offset unfavorable experience of coverages in prior years. Policy dividends declared by the insurer for the Plan attributable to Dow's premiums are used to reduce Dow's cost for the coverage in the same and prior years.
Section 17. Your Rights
You have certain rights under the Plan and are entitled to certain information by law. Be sure to review Chapter Four of this SPD, which contains the Filing a Claim and Appealing the Denial of a Claim section, Fraud Against the Plan section, Your Legal Rights section, Plan Administrator's Discretion section, Welfare Benefits section, Dow's Right to Terminate or Amend the Programs and Plans section, Disposition of Plan Assets if the Plan is Terminated section, Litigation and Class Action Lawsuits section, and the For More Information section; and the ERISA Information section at the end of this SPD.
Section 18. Ending Coverage
Your Retiree Company-Paid Life Insurance coverage ends on the earliest of:

•	The date the Group Policy ends;

•	The date that the Plan terminates;

•	The date you no longer meet the eligibility requirements of the Plan; or

•	The date you elect to terminate your coverage.

•	The date that you fail to pay the applicable premium.
Section 19. Converting to an Individual Policy
If your Company-Paid Life Insurance coverage under the Plan ends because you elect to terminate your coverage or you no longer meet the eligibility requirements of the Plan, your coverage may be converted to an individual non-term policy through MetLife. The maximum amount of insurance that may be elected for the new policy is the amount of Company-Paid Life Insurance in effect for you under the Plan on:

•	the date you elected to terminate your coverage; or

•	the date you no longer meet the eligibility requirements of the Plan.
If your Plan coverage ends because Dow cancels the Company-Paid Life Insurance coverage under the MetLife group life insurance policy, or Dow amends the Plan to exclude coverage for your eligible group, you may convert your Company-Paid Life Insurance coverage to an individual non-term MetLife policy; provided you have been covered under the Plan for at least 5 years immediately prior to losing coverage under the Plan. The amount you may convert is limited to the lesser of:

•
the amount of Company-Paid Life Insurance for you that ends under the Group Policy, less the amount of life insurance for which you become eligible under any group policy within 31 days after the date insurance ends under the Group Policy; or

•	$2,000.

Exhibit 10.2

You must file a conversion application with MetLife and make the required premium payment to MetLife within 31 days of the date your Dow coverage is lost or decreases. Contact the Dow Retiree Service Center to obtain a form for converting your coverage. Once you have obtained the form, contact the MetLife Conversion Group at 877- 275-6387 to file your form, or to obtain further information. You are responsible for initiating the conversion process within the appropriate timeframes.
The cost of this individual coverage will probably be significantly higher than your group plan. Although not required, completing and submitting a statement of health may help reduce your cost.

Exhibit 10.2

Chapter Two: Retiree Optional Life Insurance Plan
Chapter Two of this SPD describes The Retiree Optional Life Insurance Plan (referred to in this chapter of the SPD as the “Plan”):

•	Section 1 applies to Retired Salaried Employees and Certain Retired Hourly Employees

•	Section 2 applies to Retired Texas Operations Hourly Employees who retired during a specified period

•	Section 3 applies to Retired Hampshire Waterloo Hourly Employees who retired during a specified period

•	Section 4 applies to Disability Retirees

•	Section 5 applies to Retired Split Dollar Participants

•	Section 6 applies to Certain Union Carbide Retirees who retired prior to February 7, 2003

•	Section 7 applies to Retired Employees of Dow AgroSciences LLC who retired prior to January 1, 2006

•	Section 8 applies to Retired Michigan Operations Hourly Retirees who retired prior to January 1, 2008

•	The remaining sections of Chapter Two apply to all persons eligible for coverage under the Plan
As of January 1, 2005, the following plans were merged into the Plan:

•	The Dow Chemical Company Texas Operations Hourly Optional Life Insurance Program's Retiree Optional Life Insurance Plan;

•	Hampshire Chemical Corporation Hourly Optional Group Life Insurance Program's Pre-65 Retiree Optional Life Insurance Plan;

•	Hampshire Chemical Corporation Hourly Optional Group Life Insurance Program's Retiree Optional Life Insurance plan (Waterloo); and

•	ANGUS Chemical Company Hourly Optional Group Life Insurance Program's Pre-65 Retiree Optional Life Insurance Plan.
The plans listed above no longer exist as separate plans, but are now a part of the Plan. Effective December 31, 2005, the Dow AgroSciences LLC Life Insurance Plan was terminated, and the optional retiree life insurance portion of that plan was incorporated into The Dow Chemical Company Group Life Insurance Program's Retiree Optional Life Insurance Plan for those who retired prior to January 1, 2006. Effective January 1, 2008, the Midland and Ludington Hourly Pre-65 Retiree Optional Life Insurance Plan was incorporated into the Plan for those who retired prior to June 1, 1990, and for those who retired on or after June 1, 1990 provided that their hire date was prior to January 1, 2008. Group Policies 11700-G-09 and 11700-G-67 for the Michigan Hourly Optional Life Insurance Program were merged into 11700-G.
Section 1. Retired Salaried Employees and Certain Retired Hourly Employees
Eligibility
Section 1 of Chapter Two of this SPD does NOT apply to:

•	Former Employees who were hired or rehired on or after January 1, 2008[5];

[5]
An Employee's earliest hire date with a Participating Employer will be recognized by the Program, provided there are no breaks in service outside the group of Participating Employers. If your employment with a Participating Employer terminated prior to January 1, 2008 (referred to as your “pre-January 1, 2008 termination date”), and you are subsequently re-hired by a Participating Employer, your first hire-date will be recognized by the Plan only if (1) you become a participant of the DEPP component of the Dow Employees' Pension Plan or the UCEPP component of the Union Carbide Employees' Pension Plan after your re-hire date, or (2) you were eligible for coverage under a retiree life insurance plan under the Program as of your pre-January 1, 2008 termination date because you were a Retiree.

Exhibit 10.2

•
Former Employees who are eligible for any kind of life insurance coverage available to active employees of a Participating Employer, other than accidental death and dismemberment, business travel or occupational accident insurance. Such employees are not eligible under this Plan while they are covered under the active employee coverage;

•	Hourly Employees who retired from Michigan Operations prior to January 1, 2008;

•	Hampshire Hourly Employees who retired from the Waterloo, NY facility on or after March 1, 1988 and before January 1, 2000;

•	Hampshire Hourly Employees who retired from the Owensboro, KY or Nashua, NH facilities on or after March 1, 1988 and before January 1, 1999;

•	Texas Operations Employees who retired prior to prior to January 1, 2003;

•	Retired Split Dollar Participants;

•	Union Carbide Employees who retired prior to February 7, 2003;

•	Dow AgroSciences employees who retired prior to January 1, 2006;

•	Agrigenetics Inc. d/b/a Mycogen Seeds employees who retired prior to January 1, 2011;

•
Individuals who were employed by a subsidiary, joint venture, or any other business entity or affiliate that was acquired by, formed by, merged with, or created by the Company on or after January 1, 2008, except as provided in footnote 5;

•	Poly-Carb Inc. and GNS Employees who retire;

•
Former Employees who terminated employment from a Participating Employer (other than Americas Styrenics) and were subsequently hired by Americas Styrenics who did not have the required amount of Service to be eligible for the Plan at the time of termination of employment from such Participating Employer;

•
Former Employees of Americas Styrenics who retire from Americas Styrenics, unless they terminated employment from a Participating Employer prior to working for Americas Styrenics and met the age and service requirements of the Plan when they terminated employment from such Participating Employer;

•	Individuals who are eligible to participant in the Rohm and Haas Company Retirement Plan;

•	Individuals who are eligible to participate in the Morton International, Inc. Pension Plan for Collectively Bargained Employees.
Except for those populations identified above, if you are a Retiree who is less than age 65 and, on the day preceding your Retirement, you were enrolled for coverage under an Employee-Paid Life Insurance Plan sponsored by a Participating Employer, you are eligible for the coverage described below in Optional Coverage Amounts for Eligible Salaried and Hourly Retirees without completing and submitting a statement of health. If you were not previously enrolled, completing and submitting a statement of health is required. In order to be a “Retiree,” you must meet the definition of “Retiree” under the Plan.
Enrollment
Upon your Retirement, you must complete an enrollment form or complete enrollment through the Dow Benefits website on My HR Connection or on dowbenefits.ehr.com. Your Retiree Optional Life coverage will be effective immediately. You must return your completed enrollment form to North America Benefits or complete enrollment

Exhibit 10.2

through the Dow Benefits website within 31 days of your Retirement. Failure to enroll within 31 days of your Retirement will result in waiver of your coverage.
If you want coverage but were not previously enrolled in Employee Paid Life Insurance as an active employee, you also must complete and submit a statement of health from the Dow Benefits website found on My HR Connection or on dowbenefits.ehr.com.  If you do not have internet access, you can obtain a statement of health form from MetLife's Statement of Health Unit at 800-638-6420. This proof may require a physical examination, at your expense. MetLife will pay for the fee of a paramedical exam, if requested by MetLife, with no cost to the employee/applicant when a MetLife physician is used.
You may decrease or cancel your coverage at any time by contacting the Retiree Service Center.
If you wish to enroll at a later date or increase your coverage amount, completing and submitting a statement of health will be required.
Optional Coverage Amounts and Costs for Eligible Salaried and Hourly Retirees
You may purchase coverage equal to either ½x or 1x your base annual salary at Retirement,6 rounded up to the next $1,000. Pre-65 Retiree Optional rates are age-related rates. Premium information is communicated annually by the Plan Administrator. Premiums are subject to change. If your premiums are not automatically deducted from payments from the Dow Employees' Pension Plan, or the Union Carbide Employees' Pension Plan, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be canceled.
If you were previously enrolled for an amount that is less than you enroll for at Retirement, you must also complete and submit a statement of health.
End of Coverage
Coverage ends at the end of the month in which you reach age 65. Coverage ends earlier than age 65 if you cancel coverage or fail to pay the required premiums.
Section 2. Retired Texas Operations Employees
Retired on or after October 1, 1992 but Before January 1, 2003
Texas Operations Hourly Employees who Retired on or after October 1, 1992 but prior to January 1, 2003, and were enrolled on the day preceding their Retirement in the Optional Life Insurance Plan of The Dow Chemical Company Texas Operations Hourly Optional Life Insurance Program are eligible for the coverage described below.

[6]
In general, your coverage amounts are based on your base annual salary at the time of your Retirement. However, if you Retire from Americas Styrenics (and you met the eligibility requirements for this Plan at the time you left your prior Participating Employer), the applicable salary for determining your coverage is your salary at the time you left your prior Participating Employer. For example, assume that you worked for The Dow Chemical Company immediately prior to beginning employment with Americas Styrenics, and your base annual salary was $45,000 at The Dow Chemical Company immediately before you left. The salary that the Plan will use to determine your coverage will be the $45,000 base annual salary at the time you left The Dow Chemical Company, not your salary at Americas Styrenics.

Exhibit 10.2

Retirees Less than Age 65. Coverage could be purchased in increments of $10,000, subject to a minimum of $10,000 and a maximum of the lesser of:

•	$60,000; or

•	one-half the amount of Optional Contributory coverage you had in effect on the day preceding your Retirement.
Once coverage is waived or terminated, it cannot be reinstated.
Retirees Age 65 or Older. If you carried coverage equal to or greater than $30,000 prior to age 65, you had the option to purchase coverage equal to $25,000 beginning on the first day of the month following your 65th birthday. The amount of insurance is reduced each year as shown in the table below with the minimum amount at age 68 and thereafter of $10,000. Once coverage is waived or terminated, it cannot be reinstated.

Age 65	$25,000
Age 66	$20,000
Age 67	$15,000
Age 68 & After	$10,000

Your premium for Retiree Optional Life Insurance is based on the amount of coverage you select. Your premiums are deducted post-tax from your monthly pension check. Premiums are subject to change. If your premiums are not automatically deducted from pension payments, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be cancelled.
Retired Prior to October 1, 1992
Texas Operations Hourly Employees who Retired prior to October 1, 1992, and were enrolled on the day preceding their Retirement in the Optional Life Insurance Plan of The Dow Chemical Company Texas Operations Hourly Optional Life Insurance Program are eligible for the coverage described below.
Retirees Less than Age 65. Coverage could be purchased for half the amount of coverage you had as an active Employee under the Optional Contributory plan, up to $25,000 until age 65. Once coverage is waived or terminated, it cannot be reinstated.
Retirees Age 65 or Older. Your option to purchase coverage for after age 65 depends on the amount of coverage that you carried before age 65.
If you carried coverage equal to or greater than $30,000 prior to age 65, you had the option to purchase coverage equal to $25,000 beginning on the first day of the month following your 65th birthday. The amount of insurance is reduced each year with the minimum amount at age 68 and thereafter of $10,000. Once coverage is waived or terminated, it cannot be reinstated.

Age 65	$25,000
Age 66	$20,000
Age 67	$15,000
Age 68 & After	$10,000
If you carried coverage equal to $20,000 prior to age 65, you had the option to purchase coverage equal to $20,000 beginning on the first day of the month following your 65th birthday. The amount of insurance is reduced each year as shown in the table below with the minimum amount at age 68 and thereafter of $10,000. Once coverage is waived or terminated, it cannot be reinstated.

Exhibit 10.2

Age 65	$25,000
Age 66	$20,000
Age 67	$15,000
Age 68 & After	$10,000

Your premium for Retiree Optional Life Insurance is based on the amount of coverage you select. Your premiums are deducted post-tax from your monthly pension check. Premiums are subject to change. If your premiums are not automatically deducted from pension payments from the Dow Employees' Pension Plan (DEPP), formerly known as the Dow Employee Retirement Plan (ERP), you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be cancelled.
Section 3. Retired Hampshire Waterloo Hourly Employees
If (1) you retired from Hampshire Chemical Corp. on or after March 1, 1988, and before January 1, 2000, at age 55 or older, (2) you were represented while an active employee by the United Steelworkers of America AFL-CIO Local Union #7110, a bargaining unit of Hampshire Chemical Corp.'s Waterloo, NY facility, and (3) you were enrolled in Hampshire Chemical Corp.'s supplemental employee paid life insurance coverage on the day preceding your retirement, then you are eligible for the amount of optional life insurance you had on the day preceding your retirement: either $2,500, $5,000, $7,500, or $13,000, as applicable. You are required to pay the premiums for this coverage. Premiums are subject to change. If your premiums are not automatically deducted from your pension payments, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be cancelled.
Section 4. Disability Retirees
If you were hired on or after January 1, 2008, you are not eligible for coverage.7 If you were hired before January 1, 2008, you are eligible for the coverage described in “Coverage Amounts for Disability Retirees” below, if:

•
You are receiving a “disability retirement benefit” from the DEPP component of the Dow Employees' Pension Plan (“DEPP”) (as “disability retirement benefit” is defined therein), you are not a former Texas Operations Hourly Employee who retired prior to January 1, 2003, and you were covered under The Dow Chemical Company Employee-Paid Life Insurance Plan on the day preceding your Retirement; or

•
You are receiving a “disability retirement benefit” from the UCEPP component of the Union Carbide Employees' Pension Plan (“UCEPP”) (as “disability retirement benefit” is defined therein), you retired on or after February 7, 2003, and you were covered under The Dow Chemical Company Employee-Paid Life Insurance Plan on the day preceding your Retirement.

[7]	See footnote 5, above, for rules that apply for re-hires and individuals who worked for more than one Dow affiliate.

Exhibit 10.2

Coverage Amounts for Disability Retirees
Pre-65 coverage
Disability retirement on or after January 1, 2006: Effective January 1, 2006, if you are a disability retiree under DEPP or UCEPP, and your disability retirement effective date is on or after January 1, 2006, your eligibility, coverage amounts and costs are the same as for Retirees who are not receiving a “disability retirement benefit” under DEPP or UCEPP. See Chapter Two, Section 1 of this SPD.
Disability retirement prior to January 1, 2006: See Chapter One, Section 6 of this SPD.
Age 65 and older
Disability retirement on or after January 1, 2006: Effective January 1, 2006, if you are a disability retiree under DEPP or UCEPP and your disability retirement effective date is on or after January 1, 2006, your eligibility, coverage amounts and costs are the same as for Retirees who are not receiving a disability retirement under DEPP or UCEPP.
Disability retirement prior to January 1, 2006: See Chapter One, Section 6 of this SPD.
Section 5. Retired Split Dollar Participants
Except for those described in Section 7(vii) of Chapter One in this SPD (for The Retiree Company-Paid Life Insurance Plan), Retired Split Dollar Participants are eligible for 1x Split Dollar Equivalent Coverage if they elected to purchase the 1x Employee-paid or Retiree-paid split dollar replacement coverage (“1x Split Dollar Equivalent Coverage”) at the time it was offered to them when their split dollar agreements were terminated, and they continue to pay the premiums for that coverage. For the definition of “Retired Split Dollar Participants” see Chapter One of this SPD, Section 7. Retired Split Dollar Participants. Retired Split Dollar Participants described in Section 7 (vii) of Chapter One are not eligible for coverage under the Retiree Optional Life Insurance Plan.
Enrollment
Retired Split Dollar Participants who were active Employees at the time their split dollar agreement was terminated are required to submit an enrollment form at the time they Retire. Failure to return the form within 31 days of Retirement will result in automatic enrollment in the 1x Split Dollar Equivalent Coverage. If the Retired Split Dollar Participant waived the 1x Split Dollar Equivalent Coverage at the time the split dollar agreement was terminated, or if such coverage was waived or cancelled after the split dollar agreement was terminated, you may not subsequently enroll for such coverage at any time.
Cost of Coverage
Retired Split Dollar Participants pay the premium for 1x Split Dollar Equivalent Coverage. The cost for coverage is subject to change, according to Plan experience. Premiums are subject to change. If your premiums are not automatically deducted from payments from the Dow Employees' Pension Plan or the Union Carbide Employees' Pension Plan, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be cancelled.
Coverage Levels
Coverage is 1x of your final annual salary rounded up to the next $1,000.

Exhibit 10.2

End of Coverage
1x Split Dollar Equivalent Coverage ends if you cancel coverage or fail to pay the required premiums or if Dow terminates the Plan or the coverage.
Section 6. Retired Union Carbide Employees
If you are a Retired Union Carbide employee who Retired before February 7, 2003, you are covered under The Dow Chemical Company Group Life Insurance Program's Union Carbide Subsidiary Basic Life Insurance Plan. You are not eligible for coverage under the Plan.
Section 7. Retired Dow AgroSciences Employees
If you are a Retired Dow AgroSciences employee who Retired before January 1, 2006 under the Dow AgroSciences Pension Plan and was enrolled in supplemental coverage (1x, 2x, 3x, or 4x) under the Dow AgroSciences LLC Life Insurance Plan as an active Employee on the day preceding your retirement, you were permitted to purchase supplemental life insurance coverage equal to one times your annual base salary at the time of your Retirement. You are required to pay the premiums for this coverage. Premiums are age-related and subject to change. If your premiums are not automatically deducted from payments from your pension, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be cancelled.
Coverage ends at the end of the month in which you reach age 65. Coverage ends earlier than age 65 if you cancel coverage or fail to pay the required premiums.
Section 8. Retired Michigan Operations Hourly Employees
Eligibility
If you are a Retired Midland or Ludington Hourly Employee who is less than 65 years of age and you Retired on or after June 1, 1990, but prior to January 1, 2008, you are eligible for Pre-65 Retiree Optional Life Insurance coverage under the Plan. If you were enrolled in the Employee-Paid Life Insurance Plan on the day preceding your Retirement, you are eligible for continued coverage under this Plan until you reach age 65. If you were not previously enrolled, you must complete and submit a statement of health to participate in the Plan.
If (1) you were a disabled Michigan Operations Hourly Employee who was receiving a disability benefit under the Dow Long Term Disability Program or under the Michigan Division Contract Disability Plan on January 1, 2008, (2) you Retired after January 1, 2008, without returning to active work, and (3) you were covered under the Employee-Paid Life Insurance Plan on the day preceding your Retirement, you are eligible for continued coverage under this Plan until you reach age 65.
Coverage Levels
At Retirement, you may purchase coverage equal to either ½x, 1x or 1½x your base annual hourly rate on the previous December 1, rounded up to the next $1,000. If you were previously enrolled for a lesser amount, a statement of health will be required.

Exhibit 10.2

Cost
Your premium for Pre-65 Retiree Optional Life Insurance is based on your age and the amount of coverage you select. The cost for coverage is subject to change, according to Plan experience.
Your premiums are deducted post-tax from your monthly pension check. If your premiums are not automatically deducted from pension payments from the Dow Employees' Pension Plan (DEPP), you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be canceled.
If (1) you are receiving a “disability retirement benefit” from the Dow Employees' Pension Plan (as “disability retirement benefit” is defined therein), (2) your disability retirement effective date was before January 1, 2006, and (3) you were enrolled in Employee-Paid Life Insurance Plan on the day preceding your Retirement, your premium is paid by Dow.
Section 9. General Eligibility Information
Additional special eligibility rules may apply for certain retiree populations (for example, as a result of mergers and acquisitions or other unusual situations). These special rules are in the Plan Document, which you may request from the Plan Administrator.
The applicable Claims Administrator determines eligibility to participate in the Plan. The Claims Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determinations by the Claims Administrator are final and binding on Participants.
If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan or have been told that you are not, you must follow the procedures described in the Claims Procedures Appendix.
Section 10. Naming Your Beneficiary
If you did not register your beneficiary information with MetLife at www.MetLife.com/MyBenefits, or by mailing the appropriate beneficiary form to the MetLife Recordkeeping Center while an active employee, you must do so upon your retirement. MetLife became the record keeper for Retiree Life Insurance beneficiary designations effective June 1, 2008. Beneficiary information previously recorded at the Dow Benefits Center was not transferred to MetLife.
If you do not name a beneficiary, your Retiree Optional Life Insurance benefit will be paid to the beneficiary you designated under the Employee-Paid Life Insurance Plan, or if none, to the beneficiary you designated under the Retiree Company-Paid Life Insurance Plan, or if none, the active employee Company-Paid Life Insurance Plan. If you did not name a beneficiary under those plans, MetLife may determine the beneficiary to be one or more of the following who survive you:

•	Your Spouse or Domestic Partner;

•	Your child(ren);

•	Your parent(s);

•	Your sibling(s).

Exhibit 10.2

Alternatively, instead of making payment to any of the above, if you did not name a beneficiary under the Plan or the other plans listed above, MetLife may pay your estate. Your failure to designate a beneficiary may delay the payment of funds.
If you wish to change your beneficiary designation, you can do so via the Internet at www.MetLife.com/MyBenefits or www.dowfriends.com. If you prefer, you can request forms by calling MetLife Customer Service toll-free at (866) 492-6983, Monday through Friday, from 8:00 am to 11:00 pm (ET). A life event (such as Marriage/Domestic Partnership, divorce/termination of Domestic Partnership, etc.) may signal a need to change your beneficiary.
Section 11. Benefit Payment
In the event of your death, your beneficiary should contact the Retiree Service Center. A certified death certificate that states the cause of death must be provided to MetLife in order to disburse the life insurance proceeds. See Claims Procedures Appendix of this SPD. Contact the Retiree Service Center at 800-344-0661.
Section 12. Accelerated Benefit Option (ABO)
Under the Accelerated Benefit Option (“ABO”), if you have been diagnosed as terminally ill with 12 months or less to live,8 you may be eligible to receive up to 80% of your Retiree Company-Paid Life Insurance and Retiree Optional Life Insurance benefits before your death if certain requirements are met. Having access to life proceeds at this important time could help ease financial and emotional burdens. In order to apply for the ABO, you must be covered for at least $10,000 from your Retiree Company-Paid Life Insurance and/or Retiree Optional Life Insurance. You may receive an accelerated benefit of up to 80 percent (with a minimum of $5,000 and up to a maximum of $500,000) of your Retiree Company-Paid Life Insurance and/or Retiree Optional Life Insurance benefit. The accelerated benefit is payable in a lump sum and can be elected only once for each eligible coverage. Any death benefit will be reduced by the amount of accelerated benefit paid. Accelerated benefits are not permitted if you have assigned your life insurance benefit to another individual or to a trust.
The ABO is intended to qualify for favorable tax treatment under the Internal Revenue Code such that the benefits will be excludable from your income and not subject to federal taxation. Payment of the accelerated benefit will be subject to state taxes and regulations. Tax laws relating to accelerated benefits are complex. You are advised to consult with a qualified tax advisor.
Receipt of accelerated benefits may affect your eligibility, or that of your spouse/domestic partner or your family, for public assistance programs such as medical assistance (Medicaid), Aid to Families and Dependent Children (AFDC), Supplemental Security Income (SSI), and drug assistance programs. You are advised to consult with social services agencies concerning the effect receipt of accelerated benefits will have on public assistance eligibility for you, your spouse/domestic partner, or your family. In the event your life insurance coverage ends or is reduced in the future, the amount of coverage you may be eligible to convert or port will be reduced by the amount of the accelerated benefit received.
If you would like to apply for the Accelerate Benefit Option, a claim form can be obtained from the Retiree Service Center at 800-344-0661 and must be completed and returned for evaluation and approval by MetLife.

[8]	For Texas residents, the requirement is 24 months or less to live.

Exhibit 10.2

Section 13. Will Preparation Service
If you elect Retiree Optional Life Insurance coverage, you are eligible for a will preparation service available through Hyatt Legal Plans, Inc. (“Hyatt”), a MetLife company. This service is available to you while your Retiree Optional Life Insurance coverage is in effect. The will preparation service is offered at no cost to you. You may use an attorney designated by Hyatt, or you may use a different attorney. If you have a will prepared by an attorney not designated by Hyatt, you must pay for the attorney's services directly. You may receive a partial reimbursement for the amount you paid to the attorney if you provide proof of will service and payment satisfactory to Hyatt. The amount reimbursable is the amount customarily reimbursed for such services by Hyatt. Call 800-821-6400 Monday through Friday, from 8:00 am to 7:00 pm (ET) for more information.  A Client Services Representative will ask you to provide your Company Name and Group Number, which are:

•	Company Name: The Dow Chemical Company

•	Group Number: 11700
Section 14. Estate Resolution Service
If you elect Retiree Optional Life Insurance coverage, you are eligible for an estate resolution service available through Hyatt Legal Plans, Inc. (“Hyatt”), a MetLife company. This service is available while your Retiree Optional Life Insurance coverage is in effect. The estate resolution service provides a Hyatt participating plan attorney to your administrator or executor in order to probate your estate. Probate advice is also available to beneficiaries, regardless of whether they are the executor/administrator. This service is provided at no cost to your beneficiaries, administrator, executor, or estate.
Your beneficiaries and/or executor/administrator may choose to use an attorney who does not participate in the Hyatt network. If an out-of-network attorney is chosen, they must pay for that attorney's services directly. They may receive a partial reimbursement for the amount paid to the attorney if they provide proof of estate resolution service and payment satisfactory to Hyatt. The amount reimbursable is the amount customarily reimbursed for such services by Hyatt. To access this service, beneficiaries and/or executors/administrators should call Hyatt at 800-821-6400 Monday through Friday from 8:00 am to 7:00 pm (ET).
The following are not covered by this service: matters in which there is a conflict of interest between the executor, administrator, any beneficiary or heir and the estate; any disputes with the Policyholder, Employer, Plan Attorneys, MetLife and/or any of its affiliates; any disputes involving statutory benefits; will contests or litigation outside probate court; appeals; court costs, filing fees, recording fees, transcripts, witness fees, expenses to a third party, judgments or fines; and frivolous or unethical matters.
Section 15. Funding
The Plan is funded by an insurance policy underwritten by Metropolitan Life Insurance Company (“MetLife”).
Except for certain cases indicated above, Retirees pay the entire premium for coverage. The benefits under the Plan and the Retiree Dependent Life Insurance Plan are not combined for experience with the other insurance coverages. Favorable experience under this insurance coverage in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any future dividends declared for the Plan and the Retiree Dependent Life Insurance Plan based on the manner in which the insurer has determined the premium rates.

Exhibit 10.2

Joint Insurance Arrangement
Dorinco Reinsurance Company (“Dorinco”) and MetLife have entered into an arrangement that has been approved by the U.S. Department of Labor in DOL Opinion Letter 97-24A. Under this arrangement, MetLife has or will write the coverage for the Plan, and Dorinco will assume a percentage of the risk. Under the insurance arrangement between MetLife and Dorinco, MetLife and Dorinco will each be liable to pay the agreed upon percentage of each death benefit claim in respect of a Plan Participant. When a claim for benefits is approved, Dorinco will transfer its percentage of each death benefit claim to MetLife. MetLife will then pay the full amount of the claim. If MetLife is financially unable to pay its portion of the claim, Dorinco will be obligated to pay the full amount of the claim directly. Similarly, if Dorinco is financially unable to pay its designated percentage of a particular claim, MetLife will be obligated to pay the entire amount of the claim. Neither MetLife nor Dorinco will charge the Plan any administrative fees, commissions or other consideration as a result of the participation of Dorinco. This joint insurance arrangement does not apply to coverage for Retired Hourly Employees who were employed at Michigan Operations and retired prior to January 1, 2008.
Section 16. Your Rights
You have certain rights under the Plan and are entitled to certain information by law. Be sure to review Chapter Four of this SPD, which contains the Filing a Claim and Appealing the Denial of a Claim section, Fraud Against the Plan section, Your Legal Rights section, Plan Administrator's Discretion section, Welfare Benefits section, Dow's Right to Terminate or Amend the Programs and Plans section, Disposition of Plan Assets if the Plan is Terminated section, Litigation and Class Action Lawsuits section, and the For More Information section; and the ERISA Information section at the end of this SPD.
Section 17. Ending Coverage
Your Retiree Optional Life Insurance coverage ends on the earliest of:

•	The date the Group Policy ends;

•	The date the Plan is terminated;

•	The date you no longer meet the eligibility requirements of the Plan;

•	The end of the period for which your last premium has been paid; or

•	The date you fail to pay applicable premiums; or

•	The date you elect to terminate your coverage.

Section 18. Porting Coverage to a Term Life Policy
When your retiree optional life insurance coverage under the Plan ends, your coverage may be continued on a direct bill basis with MetLife through the portability feature. This feature allows retirees to continue their Group Term Life coverage under a separate group policy without completing and submitting a statement of health. Rates for this coverage are different from the retiree plan rates, and the retiree must port a minimum of $20,000 to exercise this option. You have 31 days from the date your coverage ends to apply for Portability. You may continue the same or a lesser amount of coverage. If you are unable to continue your entire life insurance amount through Portability, you may apply for Conversion of the balance. Contact MetLife at 866-492-6983 if you have any questions or want to apply for Portability.

Exhibit 10.2

Section 19. Converting to an Individual Policy
If your Retiree Optional Life Insurance coverage under the Plan ends because you no longer meet the eligibility requirements of the Plan, you may convert the coverage you lost to an individual non-term policy through MetLife. The maximum amount of insurance that may be elected for the new policy is the amount of Retiree Optional Life Insurance in effect for you under the Plan on the date you no longer meet the eligibility requirements under the retiree optional life insurance provisions provided under the MetLife group policy.
If your coverage under the MetLife group policy ends because Dow cancels its Group Policy with MetLife or Dow amends the eligibility requirements of the Plan to exclude your work group from eligibility for retiree optional life coverage, you may convert your Retiree Optional Life Insurance coverage to an individual non-term policy through MetLife; provided you have been covered under the retiree optional life provisions of the MetLife group policy for at least 5 years immediately prior to losing group coverage. The amount you may convert will be limited to the lesser of:

•
the amount of life insurance that ends under the MetLife Group Policy, less the amount of life insurance for which you become eligible under any other group policy within 31 days after the date your insurance ends under the MetLife Group Policy; or

•	$2,000.
You must file a conversion application with MetLife within 31 days of the date your Dow coverage is lost or decreases. Contact the Dow Retiree Service Center to obtain a form for converting your coverage. Once you have obtained the form, contact the MetLife Conversion Group at 877-275-6387 to file your form, or to obtain further information. You are responsible for initiating the conversion process within the appropriate timeframes.
The cost of this individual coverage will probably be significantly higher than your group plan. Although not required, completing and submitting a statement of health may help reduce your cost.

Exhibit 10.2

Chapter Three: Retiree Dependent Life Insurance Plan
Chapter Three of this SPD describes The Retiree Dependent Life Insurance Plan (referred to in this chapter of the SPD as the “Plan”):

•	Section 1 applies to Retired Salaried Employees and Certain Retired Hourly Employees.

•	The remaining sections of Chapter Three apply to all persons eligible for coverage under the Plan.
As of January 1, 2005, the following plans were merged into the Plan:

•	The Dow Chemical Company Texas Operations Hourly Optional Life Insurance Program's Retiree Dependent Life Insurance Plan;

•	Hampshire Chemical Corporation Hourly Optional Group Life Insurance Program's Retiree Dependent Life Insurance Plan; and

•	ANGUS Chemical Company Hourly Optional Group Life Insurance Program's Retiree Dependent Life Insurance Plan.
The plans listed above no longer exist as separate plans, but are now a part of the Plan. Effective January 1, 2008, the Midland and Ludington Hourly Pre-65 Retiree Dependent Life Insurance Plan was incorporated into The Dow Chemical Company Group Life Insurance Program's Retiree Dependent Life Insurance Plan for those who retired prior to June 1, 1990, and for those who retired on or after June 1, 1990 provided that their hire date was prior to January 1, 2008.
Section 1. Retired Salaried Employees and Certain Retired Hourly Employees
Eligibility
Section 1 of Chapter Three of this SPD does NOT apply to:

•	Former Employees who were hired or rehired on or after January 1, 2008[9];

•
Former Employees who are eligible for any kind of life insurance coverage available to active employees of a Participating Employer, other than accidental death and dismemberment, business travel or occupational accident insurance. Such employees are not eligible under this Plan while they are covered under the active employee coverage;

•	Hampshire Hourly Employees who retired from the Waterloo, NY facility on or after March 1, 1988 through December 31, 1999;

•	Hampshire Hourly Employees who retired from the Owensboro, KY or Nashua, NH facilities on or after March 1, 1988 through December 31, 1998;

•	Texas Hourly Employees who retired prior to October 1, 1989; and

•	Union Carbide Employees who retired prior to January 1, 2002[10];

[9]
An Employee's earliest hire date with a Participating Employer will be recognized by the Program, provided there are no breaks in service outside the group of Participating Employers. If your employment with a Participating Employer terminated prior to January 1, 2008 (referred to as your “pre-January 1, 2008 termination date”), and you are subsequently re-hired by a Participating Employer, your first hire-date will be recognized by the Plan only if (1) you become a participant of the DEPP component of the Dow Employees' Pension Plan or the UCEPP component of the Union Carbide Employees' Pension Plan after your re-hire date, or (2) you were eligible for coverage under a retiree life insurance plan under the Program as of your pre-January 1, 2008 termination date because you were a Retiree.

[10]
Between January 1, 2002 and February 7, 2003, participants of The Dow Chemical Company Group Life Insurance Program's Union Carbide Subsidiary Basic Life Insurance Plan were offered dependent spouse coverage under The Dow Chemical Company Retiree Dependent Life Insurance Plan.

Exhibit 10.2

•	Dow AgroSciences Employees who retired prior to January 1, 2006;

•	Agrigenetics Inc. d/b/a Mycogen Seeds employees who retired prior to January 1, 2011;

•
Individuals who were employed by a subsidiary, joint venture, or any other business entity or affiliate that was acquired by, formed by, merged with, or created by the Company on or after January 1, 2008, except as provided in footnote 9;

•	Poly-Carb Inc. and GNS Employees who retire are not eligible for this Plan;

•
Former Employees who terminated employment from a Participating Employer (other than Americas Styrenics) and were subsequently hired by Americas Styrenics who did not have the required amount of Service to be eligible for the Plan at the time of termination of employment from such Participating Employer;

•
Former Employees of Americas Styrenics who retire from Americas Styrenics, unless they terminated employment from a Participating Employer prior to working for Americas Styrenics and met the age and service requirements of the Plan when they terminated employment from such Participating Employer.

•	Individuals who are eligible to participant in the Rohm and Haas Company Retirement Plan.

•	Individuals who are eligible to participate in the Morton International, Inc. Pension Plan for Collectively Bargained Employees.
Except for those populations identified above, if you are a Retiree who, on the day preceding Retirement, was enrolled as an active Employee in a Dependent Life Insurance Plan sponsored by a Participating Employer, you are eligible under the Plan for continued coverage for your Spouse of Record/Domestic Partner of Record and/or Dependent children who were covered under the active employee plan. In order to be a “Retiree,” you must meet the definition of “Retiree” under the Plan. If you are a Retired Michigan Hourly Employee you must also have Retired on or after January 1, 1990 in order to be eligible for this Plan.
If your Spouse of Record/Domestic Partner of Record is eligible to participate in any dependent life insurance plan sponsored by a Participating Employer, either as a Dow Employee or Retiree, each of you may insure the other but only one of you may enroll for coverage for your dependent children. Double coverage is not allowed.
See Section 3 entitled Dependent Eligibility for who may be covered as a Dependent.
Enrollment
Upon your Retirement (if you were previously enrolled for Dependent Life Insurance), you must complete the Dependent Life Insurance section of the Retiree enrollment form, or complete enrollment through the Dow Benefits website on My HR Connection or on dowbenefits.ehr.com. Your continuation coverage will be effective immediately. You must return your completed enrollment form to North America Benefits or complete enrollment through the Dow Benefits website within 31 days of your Retirement. Failure to enroll within 31 days of your Retirement will result in waiver of coverage.
If you waive coverage when you Retire, you waive all future rights to participate in the Plan.

Exhibit 10.2

Dependent Coverage Amounts for Eligible Salaried and Hourly Retirees
Spouse of Record/Domestic Partner of Record: If your Spouse of Record/Domestic Partner of Record was covered under your Dependent Life Insurance Plan on the day preceding your Retirement, you may continue coverage equal to $5,000.
Dependent Children: For any Dependent child who was covered under your Dependent Life Insurance Plan on the day preceding your Retirement, you may continue coverage equal to $1,000, as long as he or she continues to meet eligibility requirements.
Cost
You must pay the premium for coverage. Your premium for Retiree Dependent Life Insurance is based on the option that you select. The cost for coverage is subject to change, according to Plan experience. Premiums are subject to change. If your premiums are not automatically deducted from payments from the Dow Employees' Pension Plan or the Union Carbide Employees' Pension Plan, you must pay your premium within 31 days of your bill. If your payment is not postmarked within 31 days of your bill, your coverage will be cancelled.
Section 2. General Eligibility Information
Additional special eligibility rules may apply for certain retiree populations (for example, as a result of mergers and acquisitions or other unusual situations). These special rules are in the Plan Document, which you may request from the Plan Administrator.
The applicable Claims Administrator determines eligibility to participate in the Plan. The Claims Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determinations by the Claims Administrator are final and binding on Participants.
If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan or have been told that you are not, you must follow the procedures described in the Claims Procedures Appendix.
Section 3. Dependent Eligibility
You may purchase coverage on the life of your Spouse of Record/Domestic Partner of Record and/or the life of your Dependent child or Dependent children.
Child means your natural child, adopted child or stepchild who is:

•	at least 15 days old:

•	under age 25 and who is:

•	a full-time student at an accredited school, college, or university that is licensed in the jurisdiction where it is located;

•	unmarried;

•	supported by you; and

•	not employed on a full-time basis.

Exhibit 10.2

This term does not include any person who:

•	is in the military of any country or subdivision of any country;

•	lives outside the United States or Canada; or

•	is insured under the Group Policy as an employee.
The Plan defines a “Full-Time Student” as a student who is a full-time student at an educational institution at any time during the Plan Year. The determination as to whether a student is full-time is based upon the number of hours or courses which is considered to be full-time by the educational institution. If a child is age 19 to 25, and loses Full-Time Student status solely because the student has an illness or injury that requires the student to take a medically necessary leave of absence from school, the child is deemed by the Plan to continue to be a Full-Time Student until the earlier of age 25 or the end of the medically necessary leave of absence.
Generally, a child is NOT a Dependent if he or she is:

•	Already covered as a dependent of another Dow Employee or Dow Retiree. (All covered children in a family must be enrolled by the same parent.);

•	Married or ever was married;

•	Employed full-time; or

•	Age 25 years or older.
A Dependent Spouse, Domestic Partner, or child is not eligible if he or she resides outside the United States and Canada, or is in the military.
Section 4. Beneficiary Designation
You are the beneficiary of your coverage under the Plan. This cannot be changed. The benefits will be paid to you if you survive the Dependent.
If you do not survive your Dependent, MetLife may pay one or more of the following who survive you:

•	Your Spouse or Domestic Partner;

•	Your child(ren);

•	Your parent(s);

•	Your sibling(s).
Alternatively, instead of making payment to any of the above, MetLife may pay your estate. Any payment made by MetLife in good faith will discharge the Plan's and MetLife's liability to the extent of such payment.
Section 5. Benefit Payment
In the event of the death of your Spouse of Record/Domestic Partner of Record or Dependent child, contact the Retiree Service Center. A certified death certificate that states the cause of death must be provided to MetLife in order to disburse the life insurance proceeds. See Claims Procedures Appendix of this SPD. The benefit will be paid in a lump sum. Contact the Retiree Service Center at 800-344-0661.

Exhibit 10.2

Section 6. Funding
The Plan is funded by an insurance policy underwritten by Metropolitan Life Insurance Company (“MetLife”).     Retirees pay the entire premium for coverage. The benefits under the Retiree Optional Life Insurance Plan and the Plan are not combined for experience with the other insurance coverages. Favorable experience under this insurance coverage in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any future dividends declared for the Retiree Optional Life Insurance Plan and the Plan based on the manner in which the insurer has determined the premium rates.
Section 7. Joint Insurance Arrangement
Dorinco Reinsurance Company (“Dorinco”) and MetLife have entered into an arrangement that has been approved by the U.S. Department of Labor in DOL Opinion Letter 97-24A. Under this arrangement, MetLife has or will write the coverage for the Plan, and Dorinco will assume a percentage of the risk. Under the insurance arrangement between MetLife and Dorinco, MetLife and Dorinco will each be liable to pay the agreed upon percentage of each death benefit claim in respect of a Plan Participant. When a claim for benefits is approved, Dorinco will transfer its percentage of each death benefit claim to MetLife. MetLife will then pay the full amount of the claim. If MetLife is financially unable to pay its portion of the claim, Dorinco will be obligated to pay the full amount of the claim directly. Similarly, if Dorinco is financially unable to pay its designated percentage of a particular claim, MetLife will be obligated to pay the entire amount of the claim. Neither MetLife nor Dorinco will charge the Plan any administrative fees, commissions or other consideration as a result of the participation of Dorinco. This joint insurance arrangement does not apply to coverage for Retired Hourly Employees who were employed at Michigan Operations and retired prior to January 1, 2008.
Section 8. Your Rights
You have certain rights under the Plan and are entitled to certain information by law. Be sure to review Chapter Four of this SPD, which contains the Filing a Claim and Appealing the Denial of a Claim section, Fraud Against the Plan section, Your Legal Rights section, Plan Administrator's Discretion section, Welfare Benefits section, Dow's Right to Terminate or Amend the Programs and Plans section, Disposition of Plan Assets if the Plan is Terminated section, Litigation and Class Action Lawsuits section, and the For More Information section; and the ERISA Information section at the end of this SPD.
Section 9. End of Coverage
Your Retiree Dependent Life Insurance coverage ends on the earliest of:

•	The date the Group Policy ends;

•	The date the Plan is terminated;

•	The date 31 days following the date of your death;

•	The date 31 days following the date you no longer meet the eligibility requirements of the Plan;

•	The date 31 days following the date your Spouse of Record/Domestic Partner of Record or Dependent child no longer meet the eligibility requirements of the Plan;

•	The end of the period for which your last premium has been paid; or

•	The date you elect to terminate your Spouse of Record/Domestic Partner of Record or Dependent child coverage.

Exhibit 10.2

If You choose to cancel your coverage, you must contact the Retiree Service Center. If you cancel coverage, you may not re-enroll in the future.
If your Spouse of Record/Domestic Partner of Record or Dependent child no longer meets the eligibility requirements of the Plan, you must notify the Plan in order to receive a reduction in your monthly premium.
Section 10. Converting to an Individual Policy
If your Spouse of Record/Domestic Partner of Record or Dependent child loses coverage because:

•	of your death, or

•	he or she no longer meets eligibility requirements,
their coverage may be converted to an individual non-term policy through MetLife without having to prove insurability. (In the case of minor children, the parent or legal guardian may act on their behalf.)
If your Spouse of Record/Domestic Partner of Record or Dependent child loses coverage under the Plan because Dow has cancelled the dependent life coverage under the group policy with MetLife, or Dow has amended the eligibility requirements of the Plan to exclude you or your dependents from eligibility under the Plan, you may convert coverage to an individual non-term MetLife policy for your Dependent; provided you have been enrolled in coverage for your Dependent under the Plan for at least 5 years immediately prior to the date the MetLife group coverage for our Dependent ended. The amount that may be converted is limited to the lesser of:

•
the amount of Life Insurance for the Dependent that ends under the MetLife Group Policy, less the amount of life insurance for Dependents for which you become eligible under any group policy within 31 days after the date insurance ends under the Retiree Dependent Life Insurance provisions of the MetLife Group Policy; or

•	$2,000.
You must file a conversion application with MetLife within 31 days of the date your Dow coverage is lost. Your Spouse of Record/Domestic Partner of Record or Dependent child's guardian should contact the Dow Retiree Service Center to obtain a form for converting the coverage. Once the form has been obtained, he or she should contact the MetLife Conversion Group at 877-275-6387. You are responsible for initiating the conversion process within the appropriate timeframes.
The cost of this individual coverage will probably be significantly higher than the group plan. Although not required, completing and submitting a statement of health may help reduce the cost.

Exhibit 10.2

Chapter Four: General Information Applicable to Each of the Plans
Section 1. Filing a Claim and Appealing a Denial of a Claim
See the Claims Procedures Appendix of this SPD.
Section 2. Fraud Against the Plan
If you intentionally misrepresent information to the Plan, knowingly withhold relevant information from the Plan, or deceive or mislead the Plan, the Plan Administrator may (1) terminate your participation in the Plan and your coverage either retroactively to the date deemed appropriate by the Plan Administrator, or prospectively; (2) require you to reimburse the Plan for amounts it paid, including all costs of collection such as attorneys' fees and court costs; and/or (3) prohibit you from enrolling Plan. In addition, the Plan and/or Dow may pursue civil and/or criminal action against you or take other legal action. The employer may terminate your employment. The Plan Administrator may determine that you are not eligible for coverage under the Plan.
Section 3. Your Legal Rights
As a Participant in the Retiree Company-Paid, Retiree Optional or Retiree Dependent Life Insurance Plan(s) (as applicable), you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). This law requires that all Plan Participants must be able to:

•
Examine, without charge, at the Plan Administrator's office and at other specified locations (such as worksites and union halls), all documents governing the Plan, including insurance contracts, collective bargaining agreements (if applicable), the Plan Documents and the latest annual reports filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•
Obtain, upon written request to the Plan Administrator, copies of all documents governing the operation of the Plan, including insurance contracts, collective bargaining agreements (if applicable, and copies of the latest annual report, the Plan Document, and updated Summary Plan Descriptions. The Plan Administrator may charge a reasonable fee for the copies.

In addition to creating rights for you and all other Plan Participants, ERISA imposes duties on the people who are responsible for operating an employee benefit plan. The people who operate the Plans, called “fiduciaries” of the Plans, have a duty to act prudently and in the interest of you and other Plan Participants and beneficiaries.
No one, including your employer or any other person, may discharge you, or otherwise discriminate against you in any way, for pursuing a welfare benefit or for exercising your rights under ERISA. If you have a Claim for Plan Benefits that is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Enforce Your Rights: Under ERISA, there are steps you can take to enforce the legal rights described above. For instance, if you request Plan materials and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a Claim for Plan Benefits which is denied or ignored, you may file suit in state or Federal court.
If it should happen that plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Exhibit 10.2

Assistance with your questions: If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C.  20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at (866) 444-3272.
Section 5. Plan Administrator's Discretion
The Plan Administrator is each of the Vice President, HR Center of Expertise; the Associate Director of North America Benefits; the North America Health and Welfare Plans Leader; and such other person, group of persons, or entity which may be designated by the Plan Sponsor in accordance with the Plan Document as a named fiduciary with respect to the Plan. Except for the duties reserved for the Claims Administrators, the Plan Administrator has the sole and absolute discretion to interpret the Plan Document, this SPD, and other relevant Plan documents, make findings of fact, and adopt rules and procedures applicable to matters within its jurisdiction Such interpretation of the provisions of the Programs are conclusive and binding on all persons claiming benefits under, or otherwise having an interest in, the Program, and if their interpretations or determinations are challenged in court, they shall not be overturned unless proven to be arbitrary or capricious. For a detailed description of the Plan Administrator's authority, see the Plan Document for the applicable Program.
Section 6. Welfare Benefits
Welfare benefits, such as the benefits provided by the Plans, are not required to be guaranteed by a government agency.
Section 7. Dow's Right to Terminate or Amend the Programs and Plans
The Dow Chemical Company reserves the right to amend, modify, or terminate the Programs (and/or any underlying plans thereof) at any time, in its sole discretion. The procedures for amending, modifying, and terminating the Programs are contained in the Plan Document.
Section 8. Disposition of Plan Assets if the Plans are Terminated
If the Company terminates a Plan, the assets of the Plan, if any, shall not be used for the benefit of the Company, but may be used to:

•	Provide benefits for Participants in accordance with the Plan;

•	Pay third parties to provide such benefits;

•	Pay expenses of the Plan and/or the Trust holding the Plan's assets; and/or

•	Provide cash for Participants, as long as the cash is not provided disproportionately to officers, shareholders, or Highly Compensated Employees.

Exhibit 10.2

Section 9. Litigation and Class Action Lawsuits
Litigation
If you wish to file a lawsuit against the Program or Plan (1) to recover benefits you believe are due to you under the terms of the Plan or any law; (2) to clarify your right to future benefits under the Plan; (3) to enforce your rights under the Plan; or (4) to seek a remedy, ruling or judgment of any kind against the Plan or the Plan fiduciaries or parties-in-interest (within the meaning of ERISA) that relates to the Plan, you must file the suit within the Applicable Limitations Period or your suit will be time-barred.
The Applicable Limitations Period is the period ending 120 days after:

1.
in the case of a claim or action to recover benefits allegedly due to you under the terms of the Program or to clarify your right to future benefits under the terms of the Plan, the earliest of: (a) the date the first benefit payment was actually made, (b) the date the first benefit payment was allegedly due, or (c) the date the Plan first repudiated its alleged obligation to provide such benefits;

2.	in the case of a claim or action to enforce an alleged right under the Plan (other than a Claim for Plan Benefits), the date the Plan first denied your request to exercise such right; or

3.
in the case of any other claim or action, the earliest date on which you knew or should have known of the material facts on which the claim or action is based, regardless of whether you were aware of the legal theory underlying the claim or action.

A Claim for Plan Benefits or an appeal of a complete or partial denial of a Claim, as described in the claims and appeals sections, generally falls under (1) above. Please note, however, that if you have a timely Claim pending before the Initial Claims Reviewer or a timely appeal pending before the Appeals Administrator when the Applicable Limitations Period would otherwise expire, the Applicable Limitations Period will be extended to the date that is 60 calendar days after the Appeals Administrator renders its final decision.
The Applicable Limitations Period replaces and supersedes any limitations period that ends at a later time that otherwise might be deemed applicable under any state or federal law. The Applicable Limitations Period does not extend any limitations period under state or federal law. The Vice President of Human Resources of the Company may, in his discretion, extend the Applicable Limitations Period upon a showing of exceptional circumstances, but such an extension is at the sole discretion of the Vice President of Human Resources and is not subject to review.
Class Action Lawsuits
Legal actions against the Program or Plan must be filed in U.S. federal court. Class action lawsuits must be filed in either (1) the jurisdiction in which the Plan is principally administered (currently the Northern Division of the United States District Court for the Eastern District of Michigan) or (2) the jurisdiction in the United States of America where the largest number of putative members of the class action reside (or, if that jurisdiction cannot be determined, the jurisdiction in which the largest number of class members is reasonably believed to reside).
If any putative class action is filed in a jurisdiction other than one of those described above, or if any non-class action filed in such a jurisdiction is subsequently amended or altered to include class action allegations, then the Plan, all parties to such action that are related to the Plan (such as a plan fiduciary, administrator or party in interest), and all alleged Participants must take all necessary steps to have the action removed to, transferred to, or re-filed in one of the jurisdictions described above.
This forum selection provision is waived if no party invokes it within 120 days of the filing of a putative class action or the assertion of class action allegations.
This provision does not waive the requirement to exhaust administrative remedies before initiating litigation.

Exhibit 10.2

Section 10. For More Information
If you have questions about Plan benefits or enrollment, contact the Retiree Service Center, The Dow Chemical Company, Employee Development Center, Midland, Michigan  48674; Phone (800) 344-0661.

IMPORTANT NOTE
This booklet is the Summary Plan Description (“SPD”) for The Dow Chemical Company Group Life Insurance Program's Retiree Company-Paid Life Insurance Plan, The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program's Retiree Optional Life Insurance Plan, and The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program's Retiree Dependent Life Insurance Plan. However, this booklet is not all-inclusive and it is not intended to take the place of the Program's legal documents. In case of any conflict between this SPD and the applicable Plan Document, the applicable Plan Document will govern.
The Dow Chemical Company reserves the right to amend, modify or terminate the Program at any time in its sole discretion.
The Plan Document can be made available for our review upon written request to the Plan Administrator. The SPD and the Program do not constitute a contract of employment. Your employer retains the right to terminate your employment or otherwise deal with your employment as if this SPD and the Program had never existed.

Exhibit 10.2

ERISA Information

	The Dow Chemical Company Group Life Insurance Program's Retiree Company-Paid Life Insurance Plan	The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program's Retiree Optional Life Insurance Plan and Retiree Dependent Life Insurance Plan
Type of Plan:	Life insurance
Type of Plan Administration:	Insurer administration
Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
Employer Identification Number:	38-1285128
Plan Number:	507	515
Group Policy Number:	11700-G
Plan Administrator:	North America Health and Welfare Plans Leader The Dow Chemical Company Employee Development Center Midland, MI 48674 877-623-8079
To Apply For A Benefit:	See Claims Procedures Appendix to this SPD
To Appeal A Benefit Determination:	See Claims Procedures Appendix to this SPD
To Serve Legal Process:	General Counsel The Dow Chemical Company c/o HR Legal Department 2030 Dow Center Midland, MI 48674
Claims Administrator for Claims for Plan Benefits:	Metropolitan Life Insurance Company administers claims under a group policy issued to The Dow Chemical Company: Metropolitan Life Insurance Company Group Life Claims P.O. Box 6100 Scranton, PA 18505
Plan Year:	The Plan's fiscal records are kept on a plan year beginning January 1 and ending December 31.
Funding:
Except for certain circumstances noted in this SPD, Retirees pay the entire premium for coverage under the Plan. Benefits are funded through a group insurance contract with Metropolitan Life Insurance Company (“MetLife”). The assets of the Plan, if any, may be used at the discretion of the Plan Administrator to pay for any benefits provided under the Plan, as the Plan is amended from time to time, as well as to pay for any expenses of the Plan. Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorneys' fees, third party administrator fees, and other administrative expenses.

Joint Insurance Agreement:	N/A
Dorinco and MetLife have entered an arrangement approved by the U.S. Department of Labor (DOL Advisory Opinion Letter 97-24A) in which if MetLife is insolvent, the entire life insurance benefit will be paid by Dorinco. If Dorinco is insolvent, the entire life insurance benefit will be paid by MetLife.
Dorinco's address is:
Dorinco Reinsurance Company
1320 Waldo Avenue
Dorinco Building
Midland, MI 48642

Exhibit 10.2

CLAIMS PROCEDURES APPENDIX
A “Claim” is a written request by a claimant for a Plan benefit or an Eligibility Determination. There are two kinds of Claims:
A Claim for Plan Benefits is a request for benefits covered under the Plan.
An Eligibility Determination is a kind of Claim. It is a request for a determination as to whether a claimant is eligible to be a Participant or covered Dependent under the Plan.
You must follow the claims procedures for either CLAIMS FOR PLAN BENEFITS or CLAIMS FOR AN ELIGIBILITY DETERMINATION, whichever applies to your situation. See applicable sections below.
Who Will Decide Whether to Approve or Deny My Claim?
The Program has more than one Claims Administrator. The initial determination is made by the Initial Claims Reviewer. If you appeal an initial determination, the appellate decision is made by the Appeals Administrator. Each of these Claims Administrators is a named fiduciary of the Program with respect to the respective types of Claims that they process.
Claims for an Eligibility Determination: The Initial Claims Reviewer is the North America Health and Welfare Plans Leader for The Dow Chemical Company or his delegate. The Appeals Administrator is the Associate Director of North America Benefits for The Dow Chemical Company.
Claims for a Plan Benefit: The Initial Claims Reviewer and the Appeals Administrator are MetLife.
Authority of the Administrators and Your Rights Under ERISA
The Claims Administrators have the full, complete, and final discretion to interpret the provisions of the Program and to make findings of fact in order to carry out their respective decision-making responsibilities. Interpretations and Claims decisions by the Claims Administrators are final and binding on Participants (except to the extent the Initial Claims Reviewer is subject to review by the Appeals Administrator). After you have appealed the initial determination, if you are not satisfied with the final appellate decision, you may file a civil action against the Plan under section 502 of the Employee Retirement Income Security Act (ERISA) in a federal court. Please see Section 9. Litigation and Class Action Lawsuits, in Chapter Four of this SPD, for the deadline for filing a lawsuit.
An Authorized Representative May Act on Your Behalf
An Authorized Representative may submit a Claim on behalf of a Plan Participant. The Plan will recognize a person as a Plan Participant's “Authorized Representative” if such person submits a notarized writing signed by the Participant stating that the Authorized Representative is authorized to act on behalf of such Participant. A court order stating that a person is authorized to submit Claims on behalf of a Participant will also be recognized by the Plan.
How to File a Claim for Plan Benefits
For Claims that are requests for Plan benefits, the claimant must call the Retiree Service Center at (800) 344-0661 to report the death. The Dow Benefits Center will contact MetLife on your behalf and you will receive the appropriate Claimant Statement forms and instructions directly from MetLife. A certified death certificate that states the cause of death must be provided to MetLife, along with the completed Claimant Statement, in order to disburse the life insurance proceeds.
How to File a Claim for an Eligibility Determination
For Claims for an Eligibility Determination, the Claim must be in writing and contain the following information:

•
The name of the Employee (or former Employee), and the name of the person (Employee, Spouse of Record/Domestic Partner of Record, Dependent child, as applicable) for whom the eligibility determination is being requested

•	The name of the benefit plan for which the eligibility determination is being requested

Exhibit 10.2

•	If the eligibility determination is being requested for the Employee's dependent:

•	a description of the relationship of the dependent to the Employee (e.g., Spouse of Record/Domestic Partner of Record, Dependent child, etc.)

•	documentation of such relationship (e.g., marriage certificate/statement of Domestic Partnership, birth certificate, etc.)
Claims for Eligibility Determinations must be filed with:
North America Health and Welfare Plans Leader
The Dow Chemical Company
Employee Development Center
Midland, MI 48674
Attention: Initial Claims Reviewer for the life insurance plans (Eligibility Determination)
INITIAL DETERMINATIONS
If you submit a Claim for Plan Benefits or a Claim for an Eligibility Determination, you must do so before the end of the year in which you seek enrollment or seek a benefit or before the end of the year for which you claim that you were charged an incorrect premium. the Initial Claims Reviewer will review your Claim and notify you of its decision to approve or deny your Claim. Such notification will be provided to you in writing within a reasonable period, not to exceed 90 days of the date you submitted your claim; except that under special circumstances, the Initial Claims Reviewer may have up to an additional 90 days to provide you such written notification. If the Initial Claims Reviewer needs such an extension, it will notify you prior to the expiration of the initial 90-day period, state the reason why such an extension is needed, and state when it will make its determination.
If the applicable Initial Claims Reviewer denies the Claim, the written notification of the Claims decision will state the reason(s) why the Claim was denied and refer to the pertinent Plan provision(s). If the Claim was denied because you did not file a complete Claim or because the Initial Claims Reviewer needed additional information, the Claims decision will state that as the reason for denying the Claim and will explain why such information was necessary.
APPEALING THE INITIAL DETERMINATION
If the Initial Claims Reviewer has denied your Claim, you may appeal the decision. If you appeal the Initial Claims Reviewer's decision, you must do so in writing within 60 days of receipt of the Initial Claims Reviewer's determination, assuming that there are no extenuating circumstances, as determined by the Appeals Administrator. Your written appeal must include the following information:

•	the name of the Employee;

•	the name of Dependent or beneficiary, if the Dependent or beneficiary is the person who is appealing the Administrator's decision;

•	the name of the benefit Plan;

•	reference to the Initial Determination

•	an explanation of the reason why you are appealing the Initial Determination.

Exhibit 10.2

Appeals of Claims for an Eligibility Determination should be sent to:
Associate Director of North America Benefits
The Dow Chemical Company
Employee Development Center
Midland, MI 48674
Attention: Appeals Administrator for the life insurance plans (Appeal of Eligibility Determination)
Appeals of Claims for Plan Benefit should be sent to:
Metropolitan Life Insurance Company
Group Life Claims
P.O. Box 6100
Scranton, PA 18505
Attention: Claims Administrator for the life insurance plans of The Dow Chemical Company and certain of its subsidiaries (Appellate Review)
You may submit any additional information to the Appeals Administrator when you submit your request for appeal. You may also request that the Administrator provide you copies of documents, records and other information that is relevant to your Claim, as determined by the Appeals Administrator in its sole discretion. Your request must be in writing. Such information will be provided at no cost to you.
After the Appeals Administrator receives your written request to appeal the initial determination, the Appeals Administrator will review your Claim. Deference will not be given to the initial adverse decision, and the Appeals Administrator will look at the Claim anew. The Appeals Administrator will not be the same person as, or a subordinate who reports to, the person who made the initial decision to deny the Claim. The Appeals Administrator will notify you in writing of its final decision. Such notification will be provided within a reasonable period, not to exceed 60 days of the written request for appellate review; except that under special circumstances, the Appeals Administrator may have up to an additional 60 days to provide written notification of the final decision. If the Appeals Administrator needs such an extension, it will notify you prior to the expiration of the initial 60-day period, state the reason why such an extension is needed, and state when it will make its determination. If an extension is needed because the Appeals Administrator determines that it does not have sufficient information to make a decision on the Claim, it will describe any additional material or information necessary to submit to the Program, and provide you with the deadline for submitting such information.
The period for deciding your Claim may, in the Appeals Administrator's sole discretion, be tolled until the date you respond to a request for information. If you do not provide the information by the deadline, the Appeals Administrator will decide the Claim without the additional information.
If the Appeals Administrator determines that its final decision is to deny your Claim, the written notification of the decision will state the reason(s) for the denial and refer to the specific Program provisions on which the denial is based.

Exhibit 10.2

DEFINITIONS APPENDIX
Additional terms are defined in the Plan Document.
“Administrator” means either the Plan Administrator or the Claims Administrator.
“Appeals Administrator” with respect to reviewing an adverse Claim for Benefits, means MetLife. The Appeals Administrator with respect to reviewing an adverse Claim for an Eligibility Determination is the Associate Director of North America Benefits for The Dow Chemical Company.
“Bargained-for Employee” means an Employee who is represented by a collective bargaining unit that is recognized by the Participating Employer. “Bargained-for Employee” and “Hourly Employee” have the same meaning.
“Claim” means a written request by a claimant for a plan benefit or a request by a claimant for an Eligibility Determination that contains at a minimum, the information described in the Claims Procedures Appendix.
“Claim for an Eligibility Determination” means a Claim requesting a determination as to whether a claimant is eligible to be a Participant under the Plan.
“Claim for Plan Benefits” means a Claim requesting that the Plan pay for benefits covered under the Plan.
“Claims Administrator” means either the Initial Claims Reviewer or the Appeals Administrator, depending on the context of the sentence in which the term is used.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means The Dow Chemical Company, a corporation organized under the laws of Delaware.
“Domestic Partner” means a person who is a member of a Domestic Partnership.
“Domestic Partnership” means two people claiming to be “domestic partners” who meet all of the requirements of paragraph A or all of the requirements of paragraph B, as follows:
A.

1.	The two people must have lived together for at least twelve (12) consecutive months immediately prior to receiving coverage for benefits under the Plan;

2.	The two people are not Married to other persons either now, or at any time during the twelve month period;

3.
During the twelve-month period, and now, the two people have been and are each other's sole domestic partner in a committed relationship similar to a legal Marriage relationship and with the intent to remain in the relationship indefinitely;

4.	Each of the two people must be legally competent and able to enter into a contract;

5.	The two people are not related to each other in a way which would prohibit legal Marriage between opposite sex individuals;

6.	In entering the relationship with each other, neither of the two people are acting fraudulently or under duress;

7.	During the twelve-month period and now, the two people have been and are financially interdependent with each other, and

8.	Each of the two people have signed a statement acceptable to the Plan Administrator and have provided it to the Plan Administrator.

Exhibit 10.2

B.

1.
Evidence satisfactory to the Plan Administrator is provided that the two people are registered as domestic partners, or partners in a civil union or marriage in a state or municipality or country that legally recognizes such domestic partnerships, civil unions, or marriages, and

2.	Each of the two people have signed a statement acceptable to the Plan Administrator and have provided it to the Plan Administrator.
The Program will cease to recognize a Domestic Partnership as of the date stated on a valid “Termination of Domestic Partner Relationship” form filed with the Plan Administrator.
“Dow” means a Participating Employer or collectively, Participating Employers, as determined by the context of the sentence in which it is used.
“Employee” means a person who:

•
is employed by a Participating Employer to perform personal Services in an employer-employee relationship that is subject to taxation under the Federal Insurance Contributions Act or similar federal statute; and

•	receives a payment for services performed for the Participating Employer directly from a Participating Employer's U.S. Payroll Department, and

•	if Localized, is Localized in the U.S.; and

•	if on international assignment, is a U.S. citizen or Localized in the U.S.
The definition of “Employee” does not include an individual who is determined by the Plan Administrator (or a Participating Employer) to be:

1.
a leased employee as defined by Code § 414(n) without regard to the one-year requirement in Code § 414(n)(2), which generally means an individual who provides services to a Participating Employer pursuant to an agreement between the Participating Employer and another business, such as a leasing organization;

2.
an individual retained by the Participating Employer pursuant to a contract or agreement (including a long-term contract or agreement) that specifies that the individual is not eligible to participate in the Plan;

3.	an individual whom is classified or treated as an independent contractor, even if the individual is subsequently treated or classified as a common-law employee for certain specified purposes; or

4.
a self-employed individual, as defined in Code § 401(c)(1)(A), which generally means an individual who has net earnings from self-employment in a trade or business in which the personal services of the individual are a material income-producing factor.

If the Plan Administrator (or a Participating Employer) determines that you are not an “Employee,” you will not be eligible to participate in the Plan, regardless of whether the determination is upheld by a court or tax or regulatory authority having jurisdiction over such matters. Any change to your status by reason of reclassification will apply prospectively only (i.e., will apply to benefits that are payable, under the terms of the Plan, after your reclassification).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Full-Time” Employee means an Employee who has been classified by a Participating Employer as having full-time status.
“Hourly Employee” means an Employee who is represented by a collective bargaining unit that is recognized by the Company or Participating Employer. “Bargained-for Employee” and “Hourly Employee” have the same meaning.
“Initial Claims Reviewer” with respect to deciding Claims for Plan Benefits is MetLife. With respect to deciding a Claim for an Eligibility Determination, the Initial Claims Reviewer is the North America Health and Welfare Plans Leader for The Dow Chemical Company.
“Less-Than-Full-Time” Employee means an Employee who has been approved by a Participating Employer to work 20 to 39 hours per week and is classified by a Participating Employer as having “Less-Than-Full-Time Status”.

Exhibit 10.2

“Localized” means that a Participating Employer has made a determination that an Employee is permanently relocated to a particular country, and the Employee has accepted such determination. For example, a Malaysian national is “Localized” to the U.S. when a Participating Employer has determined that such Employee is permanently relocated to the U.S., and such Employee has accepted such determination.
“Married” or “Marriage” means a legally valid marriage between a man and a woman recognized by the state in which the man and the woman reside.
“MetLife” means Metropolitan Life Insurance Company.
“Participating Employer” means The Dow Chemical Company or one of its subsidiaries that has been authorized by The Dow Chemical Company to participate in the Plan. “Participating Employers” and “Dow” have the same meaning and are used interchangeably. Notwithstanding anything to the contrary, a “Participating Employer” is only a “Participating Employer” while it is a member of the Controlled Group. If the entity ceases to be a member of the Controlled Group, then the entity ceases to be a “Participating Employer” on the date it is no longer a member of the “Controlled Group.” “Controlled Group” is with respect to The Dow Chemical Company, and means a controlled group of corporations or entities within the meaning of section 414(b) or section 414(c) of the Code.
“Plan” means either the Retiree Company-Paid Life Insurance Plan (for Salaried Retirees and Retirees of Certain Hourly Groups), which is a component of The Dow Chemical Company Group Life Insurance Program (ERISA Plan #507); or the Retiree Optional Life Insurance Plan or the Retiree Dependent Life Insurance Plan, which are components of The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (ERISA Plan #515); as applicable.
“Plan Administrator” means each of the Vice President, HR Center of Expertise; the Associate Director of North America Benefits; the North America Health and Welfare Plans Leader; and such other person, group of persons or entity which may be designated by the Plan Sponsor in accordance with the Plan Document.
“Plan Document” means either the plan document for The Dow Chemical Company Group Life Insurance Program (applicable to the Retiree Company-Paid Life Insurance Plan) or for The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (applicable to the Retiree Optional Life Insurance Plan and the Retiree Dependent Life Insurance Plan), as applicable. The summary plan descriptions for the plans offered under the programs are an integral part of the Plan Documents for the Programs.
“Plan Year” means the 12-consecutive-month period ending each December 31.
“Program” means either The Dow Chemical Company Group Life Insurance Program (ERISA Plan #507) or The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program (ERISA Plan #515), whichever the case may be.
“Regular” Employee means an Employee who is classified by the Employer as “regular.”
“Retire” or “Retirement” means when an active Employee who is age 50 or older with 10 or more years of Service terminates employment with a Participating Employer and is also a “Retiree.”
“Retiree,” means one of the following:

•
An Employee who (1) is age 50 or older with 10 or more years of Service when his employment terminated with a Participating Employer, (2) is eligible to receive a pension under the Dow Employees' Pension Plan, and (3) was a Participant in the Program on the day preceding Retirement.

•
An Employee who is receiving, or has received a benefit, under the 1993 Special Separation Payment Plan and who is 50 or older at the time he leaves active employment with Dow, regardless of years of Service.

Exhibit 10.2

•
An Employee who (1) is age 50 or older with 10 or more years of Service when his employment terminated with a Participating Employer, (2) terminated employment with Union Carbide Corporation or its subsidiary that is a Participating Employer on or after February 6, 2003, (3) is eligible to receive a pension under the terms of the Union Carbide Employees' Pension Plan, and (4) was a Participant in the Program on the day preceding termination of employment with the Participating Employer.

•
An Employee who (1) was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan, (2) terminated employment with Dow Chemical Canada Inc. on or after October 1, 2003 at age 50 or older with 10 or more years of Service, (3) is eligible to receive a pension from the pension plan sponsored by Dow Chemical Canada Inc., and (3) signed a waiver of all his rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between himself and The Dow Chemical Company.

“Salaried” means an individual who is not represented by a collective bargaining unit.
“Service” with respect to a Retiree who is eligible to receive a pension from the Dow Employees' Pension Plan, means either “Eligibility Service” or “Credited Service” recognized under the Dow Employees' Pension Plan, whichever is greater. With respect to a Retiree who is eligible to receive a pension from the Union Carbide Employees' Pension Plan, “Service” means “Eligibility Service” or “Credited Service” recognized under the Union Carbide Employees' Pension Plan, whichever is greater. An exception is made with respect to Employees of the Dow Mid-Michigan Business Process Service Center (“BPSC”) and Business Services, LLC. See Plan Document for details.
“Spouse” means a person who is Married to the Employee.
“SPD” (or “Summary Plan Description”) means the summary plan description for the Plans, including its appendices. The SPDs for the applicable component plans are an integral part of the Plan Documents for The Dow Chemical Company Group Life Insurance Program and The Dow Chemical Company Employee-Paid and Dependent Life Insurance Program.